                                                                    EXHIBIT 10.2

                                      LEASE

                                     BETWEEN

                          KAN AM RIVERFRONT CAMPUS, LP

                                  AS LANDLORD,

                                       AND

                             RADIOSHACK CORPORATION,

                                    AS TENANT

                          DATED AS OF DECEMBER 20, 2005

                                                                                                                 PAGE
 1.  Demise of Premises.....................................................................................        1

 2.  Title and Condition....................................................................................        2

 3.  Use of Premises........................................................................................        2

 4.  Term...................................................................................................        2

 5.  Rent...................................................................................................        3

 6.  Net Lease; Non-Terminability...........................................................................        3

 7.  Taxes and Assessments; Compliance with Law; Environmental Matters......................................        5

 8.  Indemnification........................................................................................        8

 9.  Liens..................................................................................................        9

10. Maintenance and Repair..................................................................................        9

11. Alterations.............................................................................................       11

12. Insurance...............................................................................................       13

13. Casualty................................................................................................       16

14. Condemnation............................................................................................       17

15. Termination of Lease Following Major Casualty or Condemnation...........................................       18

16. Assignment and Subletting...............................................................................       19

17. Financial Statements....................................................................................       20

18. Permitted Contests......................................................................................       22

19. Default Provisions......................................................................................       23

20. Additional Rights of Landlord...........................................................................       26

21. Notices, Demands and Other Instruments..................................................................       27

22. Transfer by Landlord....................................................................................       28

23. Mortgaging by Landlord..................................................................................       28

24. Estoppel Certificates...................................................................................       30

25. No Merger...............................................................................................       30

26. Surrender...............................................................................................       30

27. Severability............................................................................................       31

28. Savings Clause..........................................................................................       31

29. Binding Effect..........................................................................................       31

30. Memorandum of Lease.....................................................................................       31

31. Table of Contents; Headings.............................................................................       31

32. Governing Law...........................................................................................       31

33. Certain Definitions.....................................................................................       32

34. Assignment of Intangibles...............................................................................       33

35. Representation and Warranties...........................................................................       32

36. Exhibits................................................................................................       34

37. Quiet Enjoyment.........................................................................................       34

38. Easements...............................................................................................       34

39. Right of First Offer....................................................................................       34

40. Naming and Signing Rights...............................................................................       38

41. Brokers.................................................................................................       38

42. Force Majeure...........................................................................................       38

43. Exculpatory Clause......................................................................................       38

44. Letter of Credit .......................................................................................       38

45. Waiver of Landlord Liens................................................................................       41

                                    EXHIBITS

Exhibit 1.1               Legal Description

Exhibit 5                 Basic Rent

Exhibit 9                 Permitted Exceptions

Exhibit 23                Subordination, Non-Disturbance and Attornment Agreement

Exhibit 24-1              Estoppel Certificate

Exhibit 24-2              Estoppel Certificate

Exhibit 30                Memorandum of Lease

Exhibit 35                Tenant Representations and Warranties

                                      LEASE

      This LEASE, dated as of December 20, 2005, between KAN AM RIVERFRONT CAMPUS, LP, a Delaware limited partnership (herein, as further defined in Subparagraph 33(d), called "LANDLORD"), having an address at c/o WestWind Capital Partners, LP, 3290 Northside Parkway, Suite 675, Atlanta, Georgia 30327, and RADIOSHACK CORPORATION, a Delaware corporation (herein called "TENANT"), having an address at 300 RadioShack Circle, Fort Worth, Texas 76102-1964.

      NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and intending to be legally bound, the parties agree as follows:

      1. DEMISE OF PREMISES.

            In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the Term herein described, the premises (herein called the "PREMISES") consisting of:

            1.1 That parcel of land containing approximately 18.688 acres, with the corresponding legal description and address listed on EXHIBIT 1.1 attached hereto and made a part hereof, together with all of Landlord's right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting the parcel of land, and to any award made to or to be made in lieu thereof, and in and to any award for damage to the parcel of land or any part thereof by reason of a change of grade in any street, alley, road or avenue, as aforesaid (collectively, the "LAND"). For purposes of this Lease, the Land shall not include any mineral rights or interest in, to or underlying the Land.

            1.2 All buildings on and other improvements now or hereafter located on, over or to the Land, including a five building office campus containing approximately 875,694 square feet (the "BUILDINGS"); a 2,362 space structured garage and all parking areas on the Land; all landscaped and hardscaped areas and features; and Landlord's right, title and interest in all systems, building fixtures, amenities, facilities, machinery and equipment used in the operation of the facility and other improvements, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, security, light, plumbing, refrigeration, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs (excluding any right to use any trade names, trademarks or service marks of Tenant depicted on the signs), which are used for the operation of the Buildings (collectively, the "IMPROVEMENTS"); but, excluding Tenant's trade fixtures, office equipment (including audio/video meeting and conferencing equipment), furniture, signs, decorations, furnishings, interior and exterior artwork, except for items of personal property used in the operation of the Improvements (all such personal property and trade fixtures, together with Severable Additions (as defined in Subparagraph 11(d)), being referred to as "EXCLUDED FIXTURES"), which are and shall remain the sole property of Tenant.

      2. TITLE AND CONDITION.

            (a) The Premises are demised and let subject to (i) the rights of any parties in possession and the existing state of the title as of the commencement of the Term of this Lease, including the Permitted Exceptions (as defined in EXHIBIT 9), (ii) any state of facts which an accurate survey or physical inspection thereof might show, (iii) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any Governmental Authority (as defined in Subparagraph 33(b)) having jurisdiction, and (iv) the condition of the Buildings, and other Improvements located thereon, as of the commencement of the Term of this Lease, without representation or warranty by Landlord. Tenant represents that it is in possession of the Premises and is fully familiar with the Premises in all respects, having owned the Premises immediately prior to the commencement of the Term of this Lease and having caused the construction of the Improvements thereon. Tenant further represents that it has examined the title to, zoning of and other restrictions applicable to, and the condition of, the Premises and has found the same to be satisfactory to it. Tenant has unconditionally accepted the Premises in all respects.

            (b) During the Term, Tenant shall retain all economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Tenant by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority.

      3. USE OF PREMISES.

                  Subject to applicable Legal Requirements (as defined in Subparagraph 33(f)) and Subparagraph 7(e)(iv), Tenant may use the Premises for general office use, including executive, managerial, administrative and sales offices, media and broadcast production, cafeteria, training and testing facilities, retail sales activities, employee fitness center, employee related services, parking, and uses ancillary thereto, and otherwise in conformity with this Lease, but for no other purposes.

      4. TERM.

            Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for an interim term (herein called the "INTERIM TERM") commencing on the date hereof and continuing until the last day of the calendar month in which the date hereof occurs (provided that if the Lease commences on the first day of a calendar month there shall be no Interim Term) and a primary term (herein called the "PRIMARY TERM") commencing on the first day of the first calendar month following the date hereof (except if this Lease commences on the first day of a calendar month, the Primary Term shall commence on said first day), and continuing for twenty (20) years. Tenant shall have the option to extend this Lease for four (4) consecutive terms of five (5) years each (herein individually called an "EXTENDED TERM" and, together with the Interim Term, if any, and the Primary Term, called the "TERM"), unless this Lease shall expire or be sooner terminated pursuant to the terms hereof. In the event Tenant elects to extend the Term for an Extended Term, Tenant shall give a written notice to Landlord (an "EXTENSION NOTICE") no later than twelve (12) months prior to the then-scheduled expiration of the Term. Upon the giving of an Extension Notice, the Term shall be automatically extended for such Extended Term on the terms and conditions provided in this Lease, except that Tenant shall have no further option to extend the Term beyond said four (4) additional periods of five (5) years each. Upon the request of Landlord or Tenant, the parties hereto will execute and exchange an instrument in recordable form setting forth any extension of the Term in accordance with this Paragraph 4. If (i) an Event of Default shall exist as of the giving of the Extension Notice, or (ii) Tenant does not timely give an Extension Notice in accordance with the provisions of this Paragraph 4, then, unless Landlord and Tenant otherwise agree in writing, Tenant shall thereafter have no right to extend the Term for the subject or any succeeding Extended Term.

      5. RENT.

            (a) Tenant covenants to pay to Landlord, as rent for the Premises during the Interim Term, the Primary Term and each Extended Term of this Lease (if Tenant extends the Term in accordance with Paragraph 4) the amounts set forth on EXHIBIT 5 attached hereto (herein called the "Basic Rent") in monthly installments, in advance, on the first day of each calendar month (herein called the "BASIC RENT PAYMENT DATES") by wire or other electronic transfer of immediately available funds to the Landlord at the address set forth above or to such other person or such other place or account as Landlord from time to time may designate to Tenant in writing; provided, Landlord may designate to Tenant in writing that all but not less than all of the monthly Basic Rent be paid directly to a Mortgagee (as defined in Subparagraph 23(a)) or an institutional payment agent.

            (b) Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (herein called "ADDITIONAL RENT"). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant further covenants to pay to Landlord on demand interest on all Basic Rent and Additional Rent due to Landlord from the date due until such amount is paid in full at the per annum rate of interest (the "DEFAULT RATE") equal to the annual "prime rate" identified in the "Money Rates" column in the Wall Street Journal (the "PRIME RATE") plus four percent (4%), but in no event shall the Default Rate exceed the maximum rate permitted by law. If the Wall Street Journal is no longer published or the Wall Street Journal discontinues publication of the "prime rate," then Landlord shall designate a reasonably comparable source to identify the Prime Rate.

      6. NET LEASE; NON-TERMINABILITY.

            (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by

      Tenant at Tenant's expense. Basic Rent and Additional Rent shall be paid by Tenant without notice or demand (except as expressly provided herein), setoff, counterclaim, abatement, suspension, deduction or defense; provided, however, that overpayments of Basic Rent or Additional Rent, as reasonably substantiated in writing by Tenant, shall be subject to a right of offset against subsequent payments of Basic Rent or Additional Rent.

            (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided to the contrary in Paragraph 15), nor shall Tenant be entitled to any abatement of rent, nor shall the obligations of Tenant under this Lease be affected, by reason of any of the following: (i) the condition of the Premises at the commencement of the Term; (ii) any damage to or destruction of all or any part of the Premises from whatever cause regardless of whether the Improvements may be rebuilt following such damage or destruction to be the same as they were before such event because of applicable Legal Requirements or otherwise; (iii) the taking of the Premises or any portion thereof by condemnation, eminent domain, requisition or otherwise; (iv) the prohibition, limitation or restriction of Tenant's use or occupancy of all or any part of the Premises, or any interference with such use or occupancy; (v) any eviction by paramount title or otherwise; (vi) Tenant's acquisition or ownership of all or any part of the Premises, except as expressly provided herein; (vii) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant may be parties; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything to the contrary contained above in this Paragraph 6, Tenant retains a separate and independent right to sue Landlord or seek equitable remedies against Landlord with respect to any claim Tenant may have against Landlord in any way relating to this Lease or the Premises; provided, however, any judgment, order or injunctive or equitable relief granted in favor of Tenant shall not abate, be set off against, reduce or otherwise affect Tenant's obligation to pay Basic Rent or Additional Rent or terminate this Lease or reduce or otherwise affect any of Tenant's obligations hereunder.

            (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding, so long as Tenant is undisturbed in its right to occupy and use the Premises.

            (d) Tenant waives, to the extent permitted by law, all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent or Additional Rent.

      7. TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW; ENVIRONMENTAL MATTERS.

            (a) Subject to Paragraph 18 below, Tenant shall pay or discharge all Impositions (as defined in Subparagraph 33(c)) when due. Notwithstanding the foregoing provision of this Subparagraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, net income or excess profits taxes of Landlord hereunder (other than (i) transfer and documentary taxes, if any, recording fees, or similar charges payable in connection with a conveyance to Tenant pursuant to this Lease, the execution of this Lease or the recording of any memorandum or notice of this Lease, and (ii) any such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition). Tenant agrees to furnish to Landlord, within thirty (30) days after written request therefor, evidence of the payment of all Impositions. Subject to Paragraph 18 below, Tenant shall pay all Taxes (as defined in Subparagraph 33(c)) and charges for utilities consumed on the Premises which become due during the Term (even if such Taxes and charges accrued or pertain to a period prior to the commencement of the Term) and also all Taxes which are allocable to the period prior to the expiration of the Term and charges which relate to utilities consumed during the Term even if payable after the expiration or earlier termination of the Term. Taxes shall be prorated at the end of the Term, and Tenant shall pay its estimated share of unpaid Taxes which will accrue through the end of the Term with the last installment of Basic Rent due hereunder (such share to be reprorated upon issuance of the actual bill therefor and adjustment payments made by the parties as necessary to adjust payments made pursuant to the reproration). In the event that any special assessment levied or assessed against the Premises during the Term hereof may be legally paid in installments, Tenant shall have the option to pay such special assessment in installments. In such event, Tenant shall be liable only for those installments of the special assessment, and any accrued interest and penalties relating thereto, which become due and payable prior to the expiration of the Term.

            (b) Tenant shall pay all Taxes prior to the past due date thereof and give evidence of payment of each such item to Landlord no later than twenty (20) Business Days following the past due date thereof.

            (c) Landlord agrees, to the extent reasonably necessary for Tenant to continue to prosecute any tax abatement proceedings or to obtain any economic development grants and/or tax incentives granted to Tenant by any Governmental Authority, to reasonably cooperate with Tenant, at no cost to Landlord, and also agrees to promptly endorse or pay over to Tenant any such abatement amounts, grants and/or incentives for such years received by Landlord.

            (d) Tenant shall, at its expense, make all payments required under and otherwise comply with, cause the Premises to comply with, and cause the use of the Premises to comply with, all Legal Requirements, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). Tenant shall, at its expense, comply with all changes required in order to obtain and maintain the Required Insurance (as defined in Paragraph 12), and comply with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease and included in the Permitted Exceptions or thereafter created pursuant to the express provisions of this Lease. Each party shall provide the other party(ies) with notice as soon as reasonably possible of any written complaints from any Governmental Authority pertaining to any alleged violation of any Legal Requirements and/or the commencement of any proceedings or investigation (of which the notifying party has knowledge) under any Legal Requirements affecting or pertaining to the Premises.

            (e) Tenant shall:

                  (i) Not cause, suffer or permit any Hazardous Material (as defined below) to exist on or be discharged from or be released at the Premises in violation of Environmental Laws (as defined below) (whether originating thereon or brought onto the Premises by third parties), and shall promptly: (A) remove, remediate and dispose of any such Hazardous Material in compliance with all Environmental Laws, (B) pay any claim against Tenant, any Indemnified Party (as defined below) or the Premises arising therefrom, (C) remove any charge or lien upon any of the Premises relating thereto, (D) prior to the expiration or earlier termination of this Lease, remove and dispose of all Hazardous Material which then exists on the Premises, in compliance with all Environmental Laws, and (E) without limitation of the foregoing comply, at its sole cost and expense, during the Term in all respects with all Environmental Laws applicable to the Premises in regard to all Hazardous Materials.

                  (ii) Notify Landlord in writing of any Hazardous Material
            (other than Hazardous Material stored or transported to or from the Premises in the ordinary course of Tenant's or Tenant's sublessee's business and in compliance with all Environmental Laws) that exists on or is discharged from or onto or released at the Premises (whether originating thereon, placed thereon by third parties or migrating to the Premises from other property) within twenty (20) days after Tenant first has actual knowledge of such existence or discharge.

                  (iii) DEFEND (WITH COUNSEL SELECTED BY TENANT AND REASONABLY
            ACCEPTABLE TO LANDLORD), INDEMNIFY AND HOLD HARMLESS LANDLORD, ANY MORTGAGEE AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, MEMBERS, PARTNERS, SHAREHOLDERS, BENEFICIARIES, EMPLOYEES AND AGENTS (HEREIN COLLECTIVELY CALLED "INDEMNIFIED PARTIES" AND INDIVIDUALLY AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, EXPENSES, LIABILITY, LOSS OR DAMAGE (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES) RESULTING FROM THE FAILURE OF TENANT OR THE PREMISES TO COMPLY DURING THE TERM WITH ENVIRONMENTAL LAWS. TENANT SHALL GIVE LANDLORD NOTICE AS SOON AS REASONABLY POSSIBLE OF
            (A) ANY PROCEEDING OR INQUIRY OF WHICH TENANT

            BECOMES AWARE DURING THE TERM BY ANY GOVERNMENTAL AUTHORITY WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIAL ON, UNDER, FROM OR ABOUT THE PREMISES, (B) ALL CLAIMS MADE BY ANY THIRD PARTY AGAINST TENANT OR THE PREMISES RELATING TO ANY LOSS OR INJURY RESULTING FROM ANY HAZARDOUS MATERIAL OF WHICH TENANT BECOMES AWARE, AND (C) TENANT'S DISCOVERY OF ANY OCCURRENCE OR CONDITION ON ANY REAL PROPERTY ADJOINING OR IN THE VICINITY OF THE PREMISES THAT TENANT REASONABLY DETERMINES IS LIKELY TO CAUSE THE PREMISES TO BE SUBJECT TO ANY INVESTIGATION OR CLEANUP PURSUANT TO ANY ENVIRONMENTAL LAW. TENANT SHALL PERMIT LANDLORD TO JOIN AND PARTICIPATE IN, AS A PARTY IF IT SO ELECTS, ANY LEGAL PROCEEDINGS OR ACTION INITIATED WITH RESPECT TO THE PREMISES IN CONNECTION WITH ANY ENVIRONMENTAL LAW OR HAZARDOUS MATERIAL, AND TENANT SHALL PAY ALL REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS INCURRED BY LANDLORD IN CONNECTION THEREWITH TO THE EXTENT SUCH PROCEEDINGS OR ACTION RELATES TO TENANT'S OBLIGATIONS UNDER THIS LEASE.

                  (iv) Not change the use of the Premises or permit the use of the Premises to be changed to any purpose other than the use on the date hereof, or change the Tenant's business operations conducted at the Premises from that conducted on the date hereof, if any such change of use or operations would (A) increase the risk of any Hazardous Material being released or discharged at or from the Premises in violation of any Environmental Laws, (B) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material, or (C) result in the rescinding or adverse modification of any waiver or stand-still agreement as to environmental compliance matters granted by any Governmental Authority.

For purposes of this Lease, the following terms shall have the following meanings: (1) "HAZARDOUS MATERIAL" means any hazardous or toxic material, substance or waste which is defined by those or similar terms and is regulated as such under any Environmental Laws, except for cleaning solvents, paints, construction materials, fuel supplies, and similar materials used in the ordinary course of business and in compliance with all applicable laws (including Environmental Laws) with respect thereto; and (2) "ENVIRONMENTAL LAWS" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, which pertains to environmental, health or safety matters and/or the regulation of any Hazardous Materials, including but not limited to: (a) the Federal Water Pollution Control Act (33 U.S.C. Section 1317 et seq.) as amended; (b) the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) as amended; (c) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (d) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; and (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended. The Tenant's obligations and liabilities under this Subparagraph 7(e) shall survive the expiration or earlier termination of this Lease with respect to any obligation accruing prior to the end of the Term (or if earlier, the date on which Landlord actually retakes possession of the Premises under clause (ii) of Subparagraph 19(b)) and any Hazardous Material which exists or is discharged from or onto or released at the Premises prior to the end of the Term (or if earlier, the date on which Landlord actually retakes possession of the Premises under clause (ii) of Subparagraph 19(b)) in violation of any Environmental Law.

            (f) Upon Landlord's request, at any time an Event of Default has occurred and is continuing and at such other times as Landlord has reasonable grounds to believe that (A) Hazardous Material has been released, stored or disposed on or around the Premises (other than as permitted under this Lease or by applicable Environmental Laws) or (B) the Premises may be in violation of any Environmental Laws, Tenant shall, at Tenant's sole cost, deliver to Landlord a current inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Landlord indicating the presence or absence of Hazardous Material at the Premises, including the presence or absence of toxic mold, friable asbestos or substances containing asbestos at the Premises. If Tenant fails to provide any required inspection or audit within sixty (60) days after any such request, Landlord may order same, in which event (1) Tenant shall reimburse Landlord upon demand for the cost thereof, and (2) Landlord, any first Mortgagee and such hydrogeologists, engineers and/or consultants shall have the right to come onto the Premises with reasonable prior notice to Tenant to perform such inspection and/or audit in which case Tenant shall be provided with a complete copy of all such inspections and/or audits within five (5) Business Days of completion thereof. Tenant shall promptly deliver to Landlord copies of all monitoring results and environmental inspections and reports which Tenant performs or receives with respect to Hazardous Material at the Premises. The obligations of Tenant under this Subparagraph 7(f) shall survive the expiration or earlier termination of this Lease.

      8. INDEMNIFICATION.

            (a) TENANT AGREES TO PAY, AND TO PROTECT, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO LANDLORD), INDEMNIFY AND HOLD HARMLESS LANDLORD AND THE OTHER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE (HEREIN COLLECTIVELY CALLED "DAMAGES") WHATSOEVER ARISING FROM (i) ANY USE, CONDITION OR EVENT OCCURRING ON THE PREMISES PRIOR TO OR DURING THE TERM (INCLUDING WITHOUT LIMITATION, THE CONSTRUCTION OR EXISTENCE OF ANY ALTERATIONS), (ii) ANY INJURY TO, OR THE DEATH OF, ANY PERSON OR DAMAGE TO PROPERTY ON THE PREMISES PRIOR TO OR DURING THE TERM, (iii) ANY VIOLATION BY TENANT OF ANY AGREEMENT OR CONDITION OF THIS LEASE, OR ANY CONTRACT OR AGREEMENT TO WHICH TENANT IS A PARTY OR WHICH PERTAINS TO THE PREMISES OR ANY PART THEREOF OR THE OWNERSHIP, OCCUPANCY OR USE THEREOF, AND (iv) ANY VIOLATION BY TENANT OF ANY LEGAL REQUIREMENT; PROVIDED, HOWEVER, THE FOREGOING INDEMNITY SHALL NOT APPLY AS TO AN INDEMNIFIED PARTY WITH RESPECT TO CLAIMS ARISING FROM THE NEGLIGENT ACTS OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. IF AN INDEMNIFIED PARTY SHALL BE MADE A PARTY TO ANY SUCH LITIGATION COMMENCED AGAINST TENANT, TENANT SHALL, AT ITS OPTION, EITHER DEFEND, AT TENANT'S SOLE COST AND EXPENSE, SUCH INDEMNIFIED PARTY WITH COUNSEL SELECTED BY TENANT REASONABLY ACCEPTABLE TO SUCH INDEMNIFIED PARTY OR PAY ALL COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED OR PAID BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH SUCH LITIGATION. IN THE EVENT TENANT SHALL, PURSUANT TO THIS PARAGRAPH 8, DISCHARGE ANY CLAIM AGAINST AN INDEMNIFIED PARTY, TENANT SHALL BE SUBROGATED TO THE RIGHTS OF THE INDEMNIFIED PARTY WITH RESPECT THERETO, EXCEPT THAT IN NO EVENT SHALL TENANT BE THEREBY SUBROGATED TO A CLAIM AGAINST ANOTHER INDEMNIFIED PARTY.

            (b) TENANT SHALL INDEMNIFY EACH INDEMNIFIED PARTY WITH RESPECT TO ANY LOSS OR DAMAGE SUFFERED BY LANDLORD OR SUCH OTHER INDEMNIFIED PARTY BY REASON OF ANY MATERIAL INACCURACY OR MISSTATEMENT IN ANY REPRESENTATION OR WARRANTY OF TENANT SET FORTH IN THIS LEASE OR IN ANY CERTIFICATE DELIVERED TO ANY INDEMNIFIED PARTY PURSUANT TO THIS LEASE.

            (c) TENANT'S OBLIGATIONS AND LIABILITIES UNDER THIS PARAGRAPH 8 SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

            (d) EACH PERSON OR ENTITY THAT IS AT ANY TIME AN INDEMNIFIED PARTY SHALL REMAIN AN INDEMNIFIED PARTY WITH RESPECT TO THE PERIOD WHICH IT HELD AN INTEREST IN THE PREMISES, THE MORTGAGE, LANDLORD OR MORTGAGEE, NOTWITHSTANDING THE CONVEYANCE OR OTHER TRANSFER BY SUCH INDEMNIFIED PARTY OF ITS INTEREST IN THE PREMISES, THE MORTGAGE, LANDLORD OR MORTGAGEE, OR THE RELEASE OF ANY MORTGAGE.

         9. LIENS.

                  Tenant will not, directly or indirectly, create or permit to be created and to remain for more than thirty (30) days after the creation thereof, and will, subject to Paragraph 18 below, promptly discharge, at Tenant's expense, within thirty (30) days after receipt of notice thereof, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any Mortgage (as defined in Subparagraph 23(a)) or other encumbrance created by Landlord or the Permitted Exceptions set forth in EXHIBIT 9. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

      10. MAINTENANCE AND REPAIR.

            (a) Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises.

            (b) Except as otherwise provided in Paragraph 15, Tenant agrees that, at its expense, it shall put, keep and maintain the Premises, including any altered, rebuilt or additional buildings, structures and other improvements thereto or thereon, in good and safe condition, repair and appearance, reasonable wear and tear excluded, and in a manner at least equal to the way in which the Premises (as of the commencement of the Term) is currently maintained, and shall make all repairs and replacements necessary therefor including (without limitation) any needed capital repairs, replacements or improvements. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, reciprocal easement agreement, declaration and maintenance agreement (collectively, "EASEMENTS") to which it may at any time be a party or to which the Premises are currently subject or become subject pursuant to this Lease (including easements created pursuant to the REA (as defined in Subparagraph 38(b)) whether or not such performance is required of Landlord under such Easements, including without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements, improvements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, expense items or capital items, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Tenant shall vacate or abandon the Premises, it shall give Landlord notice thereof as soon as reasonably possible, but no abandonment or vacating of all or any portion of the Premises shall release or relieve Tenant from any obligations under this Lease, and Tenant shall continue to fully and timely perform all obligations of Tenant under this Lease.

            (c) Subject to Paragraph 18 below, if any Improvements situated on the Premises at any time during the Term shall encroach upon any property, street or right of way adjoining or adjacent to the Premises, shall violate any Legal Requirement or shall impair the rights of others under or hinder or obstruct any Easement or right of way to which the Premises is subject, then, promptly after the written request of any applicable Governmental Authority, Landlord or any other person or entity affected by any such encroachment, violation, impairment, hindrance or obstruction (which other person or entity may be Landlord with respect to any such encroachment, violation or impairment which first arises after the date of this Lease), Tenant shall, at its expense, exercise commercially reasonable efforts to either (i) obtain legally effective variances of such legal requirements or waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the Improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Premises; provided, however, Tenant shall do so only
      (1) in a manner that does not lessen the market value of the Premises and
      (2) in conformity with the requirements of Paragraph 11 to the same extent as if such alteration or removal were an alteration subject to the provisions of Paragraph 11.

            (d) Landlord, any Mortgagee and their respective agents and designees may, in the company of a representative of Tenant if Tenant so requires, enter upon and inspect the Premises at reasonable times and on reasonable prior notice and show the Premises to prospective Mortgagees and/or purchasers. Tenant may designate an employee to accompany Landlord, any Mortgagee and their respective agents and designees on such examinations. Tenant will provide, upon Landlord's written request, records for the prior twelve (12) months with respect to operating expenses (such as utility costs and maintenance expenses) of the Premises and for the prior five (5) years, where applicable, with respect to repair and replacement of structural elements, roof and mechanical systems in the Premises, provided, except as may be explicitly required elsewhere in this Lease, Tenant shall have no obligation to disclose records relating solely to the operation of Tenant's business as opposed to the operation, repair or replacement of the Premises. All such information will be certified as true, complete and correct to the best of Tenant's knowledge.

      11. ALTERATIONS.

            (a) Tenant may make or suffer to be made any non-structural alterations, additions or improvements in, on or to the Premises or any part thereof ("ALTERATIONS"), provided Tenant shall not make any Alterations which would (i) reduce by more than $250,000 (as determined with respect to each Alterations project) the fair market value of the Premises (determined without regard to the existence of this Lease), (ii) create a hazardous or illegal condition or violate any Legal Requirements,
      (iii) change the intended use of the Premises from the use permitted under Paragraph 3, (iv) increase the risk of a violation of any Environmental Law or otherwise increase any environmental risk to the Premises, (v) result in the rescinding or adverse modification of any waiver or stand-still agreement as to environmental compliance matters, zoning or any other Legal Requirements granted by any Governmental Authority, without, in each such case, submitting a written request for and obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's absolute discretion (Alterations described in any one or more of the foregoing clauses (i) - (v) being referred to as "RESTRICTED ALTERATIONS"). Redecoration of the interior of the Premises, such as painting, wallpapering, replacement of light fixtures or floor covering, and installation or deinstallation of artworks shall not constitute Alterations for purposes of this Lease. Moreover, Tenant shall not be required to obtain the prior written consent of Landlord as to non-structural alterations consisting solely of the reconfiguration of offices, workstations, support spaces and common areas in the Premises which are not Restricted Alterations ("PERMITTED OFFICE RECONFIGURATIONS"). Without limitation of Landlord's right to withhold its consent to Restricted Alterations, (A) Landlord may withhold its consent if an Event of Default then exists and (B) any consent to the making of Restricted Alterations may be conditioned on the requirement that Tenant remove any such Restricted Alterations at the end of the Term (as it may be extended) and put the Premises back into its former condition, and repair any damage to the Premises caused thereby. In the event that the projected cost of any proposed Alterations (exclusive of Permitted Office Reconfigurations) exceeds $10,000,000, (i) Tenant shall not commence the work until and unless Landlord shall have approved plans and specifications for such Alterations, which approval shall not be unreasonably withheld or delayed, and (ii) upon Landlord's written request, Tenant shall submit the written opinion of an MAI appraiser reasonably acceptable to Landlord (or other evidence reasonably acceptable to Landlord) that the proposed Alterations shall not reduce the fair market value of the Premises (determined without regard to the existence of this Lease) by more than $250,000. In the event Tenant makes any changes in or to any mechanical component of the Premises (for example, a portion of the HVAC system), Tenant shall install mechanical equipment of equal or greater quality, functionality and utility. Notwithstanding anything in this Lease to the contrary, without Landlord's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), no Alterations shall be made to the Premises that consist of (i) the construction of any new or additional buildings or major structures or material additions to or expansions of any existing Improvements, (ii) the demolition of any Improvements or any material portions thereof, or (iii) the material modification of any structural components of the Improvements.

            (b) All Alterations shall be constructed in a good and workmanlike manner in compliance with all Legal Requirements. Tenant shall satisfy the following conditions in connection with all Alterations, including Permitted Office Reconfigurations:

            (1) Tenant shall pay or cause to be paid the entire cost of such Alterations;

            (2) Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations;

            (3) Tenant shall obtain and pay for all building, occupancy and other required permits and shall comply with all applicable Legal Requirements and deliver copies of all such permits to Landlord as soon as reasonably possible following issuance thereof;

            (4) Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion;

            (5) If the Alterations include any changes or new matter which would be shown on an updated ALTA/ACSM Class A Urban survey of the Premises (including Table A and other items customarily required by institutional lenders), then Tenant shall obtain and submit to Landlord, promptly following substantial completion of the Alterations, a revised ALTA/ACSM Class A Urban survey of the Premises certified, and in a form reasonably satisfactory, to Landlord;

            (6) Except for Permitted Office Reconfigurations, Tenant shall provide Landlord with plans and any change orders for all Alterations as soon as reasonably possible following substantial completion of the Alterations; and

            (7) If the Alterations, together with any other related Alterations or series of related Alterations are reasonably expected to cost in excess of $10,000,000 in the aggregate, Tenant shall provide to Landlord (i) a construction budget showing all "hard" and "soft" costs to be incurred in connection with all such Alterations, plus a reasonable contingency, and
      (ii) a proposed schedule of construction for the Alterations.

            (c) Notwithstanding anything to the contrary stated in this Paragraph 11, in the event Tenant is required to make Alterations to the Premises in order to comply with any Legal Requirements, Tenant shall (to the maximum extent reasonably possible in compliance with all Legal Requirements) satisfy the conditions specified in clauses (1) through (7) of this Paragraph 11 with respect to such Alterations and make or cause to make such Alterations in the manner which will have the least negative impact on the market value of the Premises.

            (d) Except as Landlord and Tenant otherwise agree in writing, all Alterations other than Severable Additions shall at once become a part of the realty and belong to Landlord. Severable Additions, movable furniture, furnishings, decorations, art work, trade fixtures and other personal property of Tenant and its sublessees may be removed from the Premises upon or at any time prior to the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal. For purposes of this Lease, the term "SEVERABLE ADDITIONS" shall mean all additions to the Premises prior to or during the Term which (1) are readily removable without causing more than de minimus damage to the Premises, (2) will not reduce the value, useful life or utility of the Premises if removed, (3) are not required for lawful occupancy of the Premises, and (4) have been paid for by Tenant after the date of this Lease. The obligations of Tenant under this Paragraph 11 shall survive expiration or earlier termination of this Lease.

      12.INSURANCE.

            (a) Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "REQUIRED INSURANCE"):

                  (i) Property insurance insuring the Improvements for risks of direct physical loss and for perils covered by the causes of loss-special form (all risk, extended coverage) and, in addition, change in ordinances or laws coverage and boiler and machinery coverage (if applicable). Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the Improvements. The policy shall name Landlord and any first Mortgagee as "additional insureds and loss payees" as to the Premises only and as their interests may appear. The loss payable endorsement in favor of the first Mortgagee shall be on form 438BFU or such other form as shall be specified by the first Mortgagee and acceptable to the insurance carrier.

                  (ii) Commercial general liability insurance naming the
            Landlord and any Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted, for bodily injury, death and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than $2,000,000 per occurrence with a minimum $10,000,000 aggregate limit and excess umbrella liability insurance in the amount of at least $20,000,000. If Tenant has other locations that it owns or leases, the liability insurance provided by this clause (ii) policy may be a so-called blanket policy. Tenant shall be required to increase its insurance limits from time to time consistent with coverage on properties similarly constructed, occupied and maintained. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance, if any, shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

                  (iii) During any period of construction on the Premises,
            builder's risk insurance insuring perils covered by the loss-special form (all risk, extended coverage) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant's property insurance policy. Each builder's risk policy shall name Landlord and any first Mortgagee as additional insureds and loss payees as their interests may appear.

                  (iv) Flood insurance in a commercially reasonable amount if the Premises are located in a special flood hazard zone.

                  (v) Rental value insurance in an amount equal to at least
            twelve (12) months of Basic Rent and Additional Rent (as reasonably estimated by Landlord) due and payable under this Lease.

            (b) The policies required to be maintained by Tenant shall conform to S&P and Moody's securitization guidelines and shall be with companies having (i) an insurance company claims paying rating equal to or greater than A- by Standard & Poor's Corporation or A2 by Moody's Investment Service, or (ii) a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. Insurers shall be licensed to do business in the State of Texas and domiciled in the USA. Except as may be otherwise specified in Subparagraph 12(a), any deductible amounts under any insurance policies required hereunder shall not exceed $5,000,000. Certificates of insurance (as to property insurance, using Accord Form No. 27 (or the equivalent thereof), and as to liability insurance, using Accord Form 25-S (or the equivalent thereof)), together with reasonable evidence of payment of the premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease and thereafter at least ten (10) days prior to the expiration date of each required policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and any Mortgagee as required by this Lease. Each policy of insurance shall provide notification to Landlord and any first Mortgagee at least thirty (30) days prior to any non-renewal, cancellation or modification to reduce the insurance coverage.

            (c) Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant if an Event of Default does not then exist and the reasonable estimate by Tenant of the cost to repair the damage does not exceed $10,000,000, or by Landlord and Tenant jointly if an Event of Default does not then exist and the reasonable estimate by Tenant of the cost to repair the damage exceeds $10,000,000, or by Landlord alone if an Event of Default then exists. Tenant shall, as soon as reasonably possible, advise Landlord of such damage or destruction. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith. Subject to the provisions of Paragraph 13, if an Event of Default does not then exist and the cost of repair and restoration (as reasonably determined by Tenant) is estimated to be less than $10,000,000, proceeds from the property insurance policy, net of Tenant's and Landlord's expenses incurred in adjusting and collecting such proceeds (such net amount being the "NET INSURANCE PROCEEDS"), shall be paid to Tenant to pay the cost of restoration at Tenant's direction. Otherwise, the Net Insurance Proceeds shall be paid to Landlord and Landlord shall make such proceeds available to Tenant to pay the cost of such repair and restoration promptly upon submission to Landlord of the following: (A) prior to commencement of work, plans and specifications covering all repair and restoration work in form and substance reasonably acceptable to Landlord, and (B) prior to each periodic disbursement: (1) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not previously received payment for such work, (2) owner's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, and (3) architect's certificates in customary form covering the work for which payment is requested. Subject to the provisions of Paragraph 13, any portion of the Net Insurance Proceeds remaining after Tenant has repaired the Premises pursuant to Paragraph 13 shall be delivered to Tenant. Notwithstanding the foregoing provisions of this Subparagraph 12(c), (i) Net Insurance Proceeds shall not include the proceeds of business interruption insurance maintained for Tenant's benefit or property damage insurance with respect to Tenant's Excluded Fixtures and (ii) insurance proceeds payable for or attributable to the rental value insurance maintained pursuant to Subparagraph 12(a)(v) shall be paid to Landlord if Tenant delivers a Termination Notice pursuant to Subparagraph 15(a), but otherwise shall be paid to Tenant.

            (d) In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefor. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand together with interest at the Default Rate on such payment from the date expended until the date reimbursed. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

            (e) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force any of the Required Insurance to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss to the extent of any deficiency in the Required Insurance, and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have failed or neglected to obtain the Required Insurance. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND ANY MORTGAGEE FOR ANY LIABILITY INCURRED BY LANDLORD OR ANY MORTGAGEE ARISING OUT OF ANY DEDUCTIBLES FOR REQUIRED INSURANCE.

            (f) At Tenant's option, Tenant may elect to self-insure all or any portion of the Required Insurance described in Subparagraph 12(a)(ii) if, and only for so long as, no Event of Default exists and Tenant carries a senior unsecured long term credit rating of BBB/Baa2 (S&P/Moody's) or higher, or in the event no such rating is available, a comparable Issuer Rating as provided by either S&P or Moody's and Tenant complies with any reasonable and customary conditions or requirements of Landlord in connection with the provision of such self-insurance to confirm an appropriate self-insurance program. Tenant may not self-insure any of the other Required Insurance without Landlord's prior written consent. During any period that Tenant is self-insuring, Tenant shall not be required to deliver any third party policies, certificates or other evidence of third party insurance pertaining thereto. If Tenant elects to self-insure, it shall be obligated to use, or deliver to Landlord (if applicable) or pay to third parties, all amounts that Landlord, or such third parties, would have received had Tenant not self-insured. Sums due from Tenant in lieu of insurance proceeds because of Tenant's self-insurance program shall be treated as insurance proceeds for all purposes under this Lease, including Paragraph 13.

            (g) Nothing in this Paragraph 12 shall prohibit Tenant from maintaining at its expense insurance on or with respect to the Premises, naming Tenant as insured and/or loss payee for any amount greater than the insurance required to be maintained under this Paragraph 12, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under this Paragraph 12.

      13. CASUALTY.

            If all or a part of the Premises shall be damaged or destroyed by casualty ("CASUALTY"), subject to the provisions of Paragraph 15, (i) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Paragraph 11 (as if such work were Alterations) in such manner as to restore the same to the same or better condition and equivalent or better value, as nearly as reasonably practicable, as existed immediately prior to such casualty and (ii) there shall be no abatement or reduction whatsoever of Basic Rent or Additional Rent. If the estimated cost of rebuilding, replacing and repairing any damage or destruction to the Premises caused by a Casualty, as reasonably determined by Tenant, shall exceed $10,000,000, Tenant shall promptly notify Landlord thereof. In the event of a Casualty which results in damage or destruction to the Premises which Tenant reasonably estimates will cost $10,000,000 or more to rebuild, replace and repair and which occurs within the last two (2) years of the Term, Landlord or Tenant may, by written notice to the other given within sixty (60) days following such Casualty, elect that Tenant not be required to rebuild, replace and repair any damage or destruction caused by such Casualty (such notice being a "RESTORATION WAIVER"). In the event Landlord gives Tenant a Restoration Waiver and provided an Event of Default does not then exist, Tenant may render such Restoration Waiver ineffective by giving to Landlord an Extension Notice with respect to the next remaining Extended Term, if any then remains, such Extension Notice to be given, notwithstanding any contrary notice period specified in Paragraph 4, within thirty (30) days following receipt by Tenant of Landlord's Restoration Waiver. In the event that Tenant gives an Extension Notice pursuant to this Subparagraph 13(a) (that is, following receipt of a Landlord's Restoration Waiver), then (1) notwithstanding any contrary provision in Paragraph 4, the Term shall be deemed extended for the subject Extended Term at the Basic Rent set forth in EXHIBIT 5, and (2) Tenant shall not thereafter be entitled to withdraw its Extension Notice for any reason whatsoever. In the event Landlord or Tenant gives a Restoration Waiver (other than a Landlord's Restoration Waiver which is rendered ineffective pursuant to this Paragraph 13(a)),
      (A) Tenant shall assign and release to Landlord all insurance proceeds payable in respect of such Casualty and pay to Landlord the amount of any deductibles; and (B) Tenant shall pay Basic Rent and Additional Rent and otherwise comply with the terms of this Lease through the expiration of the Term of this Lease. This Lease shall terminate and Tenant shall vacate the Premises on the expiration date of the Term. The obligations of Tenant under this Paragraph 13 shall survive the expiration or earlier termination of the Term with respect to any Casualty which occurs prior to such expiration or earlier termination.

      14. CONDEMNATION.

            (a) Subject to the rights of Tenant set forth in this Paragraph 14 and in Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings (or under threat thereof) pursuant to any law, general or special, or by reason of the temporary taking of any interest in or the use or occupancy of the Premises or any part thereof, by any Governmental Authority, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise; provided, however, the foregoing assignment shall not apply to any separate award which Tenant may be entitled to claim against the condemnor with respect to Tenant's relocation expenses or with respect to the value of Tenant's personal property and Excluded Fixtures, so long as such separate award does not reduce the Net Award (as defined below) to which Landlord is otherwise entitled. In no event shall Tenant be entitled to claim, retain or receive any award for loss of its leasehold interest in the Premises. Landlord and any first Mortgagee shall be entitled to participate in, and shall consult with Tenant regarding, any such proceeding.

            (b) For purposes of this Lease, "CONDEMNATION" shall mean a governmental taking (other than a temporary taking) of all or any material portion of the Premises or the principal points of ingress or egress of the Premises to all public roads or to all of the entrances and exits to and from the parking garage. If during the Term a portion of the Premises shall be taken by condemnation or other eminent domain proceedings which taking does not result in a termination of this Lease pursuant to Paragraph 15 (a "NON-TERMINATION TAKING"), then this Lease shall continue in full force and effect without abatement or reduction of Basic Rent or Additional Rent notwithstanding such taking; provided, however, that in the event of a Non-Termination Taking, then to the extent usable square footage of the Improvements is taken and cannot be repaired as required herein, then the Basic Rent shall be equitably reduced from and after the date of the Condemnation, based upon the part of the Improvements so taken, to the extent that any portion of the Improvements is not usable by Tenant for the purposes for which it was originally leased. Tenant shall, promptly after any Non-Termination Taking (including after the cessation of any temporary taking), at its expense, repair any damage caused thereby in conformity with the requirements of Paragraph 11 (as if such work were Alterations) so that, thereafter, the Premises shall be, to the extent reasonably practicable, in a condition as good as the condition thereof immediately prior to such taking. In the event of any Non-Termination Taking, Landlord shall make so much of the Net Award available to Tenant as is required to make such repair (the "REPAIR PORTION") at Tenant's direction. Any Net Award in excess of the Repair Portion shall be delivered to and retained by Landlord as compensation to Landlord for loss of value to the remainder, except that in the event of any temporary Non-Termination Taking, Tenant shall be entitled to receive the entire Net Award so remaining to the extent applicable to the Term, less any costs incurred by Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this Subparagraph 14(b) shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. Notwithstanding anything in this Paragraph 14 to the contrary, if any Event of Default then exists, then Landlord shall make any Net Award available to Tenant for the rebuilding or restoration of the damaged portion of the Premises only in accordance with those provisions of Subparagraph 12(c) applicable to casualty damage in excess of $10,000,000.

            (c) For the purposes of this Lease the term "NET AWARD" shall mean:
      (i) all amounts payable as a result of any condemnation or other eminent domain proceeding, less all reasonable expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in participating in any condemnation or eminent domain proceedings) plus (ii) all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all reasonable expenses incurred as a result thereof not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in participating in any condemnation or eminent domain proceedings).

      15. TERMINATION OF LEASE FOLLOWING MAJOR CASUALTY OR CONDEMNATION.

            (a) If (1) a Casualty or (2) Condemnation shall occur and:


                  (i) in the case of an insured Casualty, such Casualty shall render the Premises unsuitable for restoration for continued use and occupancy in the business of Tenant and shall (y) be a loss of such dimension that the Premises cannot be completely restored or rebuilt within two years computed from the hypothetical date of commencement of such construction assuming a normal 40 hour per week building schedule, AND (z) materially damage or destroy more than seventy-five percent (75%) of the total usable square footage of the Premises (as determined as of the date of the Casualty) (a Casualty described in clauses (y) and (z) being a "MAJOR CASUALTY");

                  (ii) in the case of a Condemnation (other than a temporary taking), such Condemnation shall render the Premises unsuitable for restoration for continued use and occupancy in the business of Tenant and shall constitute a permanent taking of more than seventy-five percent (75%) of the total usable square footage of the Premises (as determined as of the date of the Condemnation) (a Condemnation described in this subparagraph (ii) being a "MAJOR CONDEMNATION").

      then Tenant may, at its option, exercisable not later than ninety (90) days after the date of such Major Casualty or Major Condemnation, deliver to Landlord all of the following: (A) notice (a "TERMINATION NOTICE") of its election to terminate this Lease on the next rental payment date (as designated by Tenant) that occurs not less than three (3) months or more than nine (9) months after the delivery of such notice (the "TERMINATION DATE"); and (B) in the case of a Major Casualty, the certificate of an architect licensed in the state in which the Premises is located and approved by Landlord (such approval not to be unreasonably withheld) stating that the architect has determined, in its good faith judgment, both (1) that the Premises cannot be completely restored or rebuilt for continued use and occupancy in the business of Tenant within a building construction period of two years computed from the hypothetical date of commencement of such construction assuming a normal 40 hour per week building schedule and (2) the Casualty has damaged or destroyed more than seventy-five percent (75%) of the total usable square footage of the Premises. As used in this Subparagraph 15(a), the term "usable square footage of the Premises" shall mean the area of the office, common areas and other common space in the Buildings (which is approximately 875,694 as of the date of this Lease) and shall not include any portion of any parking garage or other parking areas constituting a part of the Premises.

            (b) If Tenant delivers to Landlord a Termination Notice, (i) this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Tenant or Landlord hereunder, actual or contingent, which have arisen on or prior to the Termination Date, (ii) the Net Award or Net Insurance Proceeds (including, without limitation, all rental value insurance proceeds), as the case may be, shall belong and be paid to Landlord, (iii) Tenant shall pay to Landlord all Basic Rent and Additional Rent and other sums then due and payable or accrued hereunder to and including the Termination Date, and (iv) Tenant shall, on or before the Termination Date, execute and deliver to Landlord an outright assignment of such award or proceeds in form and substance reasonably acceptable to Landlord and pay to Landlord an amount equal to any applicable insurance deductible. In the event Tenant fails to deliver the Termination Notice in accordance with the time deadline set forth in this Paragraph 15, then Tenant shall have no right to terminate this Lease pursuant to this Paragraph 15, and the Lease will continue in full force and effect.

      16. ASSIGNMENT AND SUBLETTING.

            (a) Provided no Event of Default then exists, Tenant may sublet all or any part of the Premises (provided, that each such sublease shall expressly be made subordinate to this Lease and subject to the provisions of this Lease, including Paragraph 3, and no sublease term shall extend beyond the last day of the then scheduled expiration of the Term) and may assign all its rights and interests under this Lease without Landlord's prior consent, except as may be required below in this Subparagraph 16(a) provided that the use of the Premises by any such assignee or subtenant continues to comply with the provisions of Paragraph 3 and any such assignee or subtenant is of a type or character that is customarily found in Class A office complexes comparable to the Premises. If Tenant assigns all of its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant under this Lease in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld, conditioned or delayed) and delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Subparagraph 16(a) shall affect or reduce any of the obligations of Tenant hereunder and the Tenant shall remain unconditionally liable, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. Tenant shall be entitled to retain any excess of the rent payable under any sublease over the Basic Rent payable under this Lease. No sublease or assignment made as permitted by this Subparagraph 16(a) shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Neither this Lease nor Tenant's leasehold estate shall be mortgaged, pledged or hypothecated by Tenant or any assignee or sublessee, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease or assignment of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Subparagraph 16(a) shall be void. Tenant shall, within ten (10) days after the execution and delivery of any such assignment of this Lease or sublease of all or a portion of the Premises, deliver a conformed copy thereof to Landlord.

            (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign and/or sublease, and Landlord's consent shall not be required to any such assignment and/or subletting, to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant, whether by merger, consolidation, purchase of assets or other similar corporate restructuring. In such event, the successor entity shall automatically become the Tenant under this Lease and if the credit rating of the successor entity is investment grade and at least equal to Tenant's credit rating prior to such merger, consolidation, purchase of assets or other similar corporate restructuring, the prior Tenant hereunder shall have no further obligations, duties or liabilities under this Lease.

      17. FINANCIAL STATEMENTS.

      Tenant shall deliver to Landlord copies (in either print or electronic form) of all 8-K, 10-K and 10-Q reports filed with the Securities and Exchange Commission ("SEC") by Tenant, in each case within fifteen (15) days following delivery to the SEC; provided, however, reports filed electronically with the SEC shall be considered delivered to Landlord for purposes of this Paragraph 17 provided that (i) Tenant provides to Landlord notice by electronic mail, at an e-mail address provided to Tenant by Landlord, of each such electronic filing within five (5) days after the making of any such filing, and (ii) upon written request by Landlord provides to Landlord a copy of any such filing in print form. If Tenant is not required to file such reports with the SEC, Tenant shall deliver to Landlord the following:

                  (i) QUARTERLY STATEMENTS. Within forty-five (45) days after the end of each quarterly fiscal period (except the last) in each fiscal year of Tenant, copies of:

                        (A) a consolidated balance sheet of Tenant and its
                  consolidated subsidiaries as at the end of such quarter,

                        (B) a consolidated statement of profits and losses of
                  Tenant and its consolidated subsidiaries for the current quarter and the portion of the fiscal year ending with such quarter, and

                        (C) a consolidated statement of cash flows of Tenant and
                  its consolidated subsidiaries for the portion of the fiscal year ending with the current quarter;

setting forth in each case, in comparative form the figures for the corresponding periods a year earlier, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles consistently applied and certified as complete and correct by a senior financial officer of Tenant;

                  (ii) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of Tenant, duplicate copies of:

                        (A) a consolidated balance sheet of Tenant and its
                  consolidated subsidiaries as at the end of such year,

                        (B) consolidated statements of profits and losses of
                  Tenant and its consolidated subsidiaries for such year, and

                        (C) a consolidated statement of cash flows of Tenant and
                  its consolidated subsidiaries for such year;

setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon, containing an opinion prepared by a firm of independent certified public accountants selected by Tenant which opinion shall state that the consolidated financial statements of Tenant and its consolidated subsidiaries fairly present the financial condition of the companies (including the results of their operations and changes in financial position) being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. If Tenant becomes a privately-held company, Landlord agrees that all financial statements and other financial information delivered by Tenant to Landlord pursuant to this Lease will be deemed confidential information (the "CONFIDENTIAL INFORMATION"). Landlord will not disclose or use, and will cause its officers, directors, partners, employees, representatives, agents and advisors not to disclose or use, any Confidential Information except in connection with this Lease; provided, however, Landlord may provide copies of the Confidential Information to any prospective Mortgagee or prospective purchasers of or investors in the Premises, subject to such parties executing a confidentiality agreement reasonably acceptable to Tenant. Upon request by Landlord, Tenant shall also provide Landlord (i) access to Tenant's books and records and relevant financial information with respect to the operation and maintenance of the Premises as is necessary for Landlord to fulfill any reporting requirements applicable to Landlord and (ii) an annual budget (containing both operating and capital budgets) for the operation and maintenance of the Premises. At Landlord's request, on an annual basis, Tenant will make appropriate representatives of Tenant available to review and discuss any such budget and any items therein in light of the obligations of Tenant under this Lease.

      18. PERMITTED CONTESTS.

            So long as no Event of Default then exists, Tenant shall not be required to (i) pay any Imposition (as defined in Subparagraph 33(c)); (ii) comply with any Legal Requirements; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes to the physical condition of the Premises or take any other action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in Subparagraph 10(c), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings provided that (A) during the pendency of the contest there is prevented (1) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested (or in the alternative, Tenant pays the full amount in dispute under protest); (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof; (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof; and (4) any impairment of the fair market value of the Premises; and (B) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal liability. While any such proceedings are pending, so long as all of the foregoing conditions continue to be met, Landlord shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be prosecuted to a final conclusion as soon as reasonably possible. TENANT SHALL PAY, INDEMNIFY, DEFEND (WITH COUNSEL SELECTED BY TENANT AND REASONABLY ACCEPTABLE TO LANDLORD) AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SUBPARAGRAPH 7(E)) AGAINST, ANY AND ALL LOSSES, JUDGMENTS, DECREES AND COSTS (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES) IN CONNECTION WITH ANY SUCH CONTEST AND SHALL, PROMPTLY AFTER THE FINAL SETTLEMENT, COMPROMISE OR DETERMINATION OF SUCH CONTEST, FULLY PAY AND DISCHARGE THE AMOUNTS WHICH SHALL BE LEVIED, ASSESSED, CHARGED OR IMPOSED OR BE DETERMINED TO BE PAYABLE THEREIN OR IN CONNECTION THEREWITH, TOGETHER WILL ALL PENALTIES, FINES, INTERESTS, COSTS AND EXPENSES THEREOF OR IN CONNECTION THEREWITH, AND PERFORM ALL ACTS, THE PERFORMANCE OF WHICH SHALL BE ORDERED OR DECREED AS A RESULT THEREOF. The obligations of Tenant under this Paragraph 18 shall survive expiration or earlier termination of this Lease.

      19. DEFAULT PROVISIONS.

            (a) Any of the following occurrences or acts shall constitute an event of default (herein called an "EVENT OF DEFAULT") under this Lease:

                  (i) If Tenant, at any time during the continuance of this
            Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Basic Rent and such failure continues for ten (10) Business Days following written notice from Landlord to Tenant specifying such failure, (B) fail to make any payment when due of Additional Rent and such failure continues for twenty (20) Business Days following written notice from Landlord to Tenant specifying such failure, (C) fail to maintain any insurance required under this Lease and such failure continues for ten (10) Business Days following written notice from Landlord to Tenant specifying such failure, or (D) fail to observe or perform any other material provision hereof for thirty
            (30) Business Days following written notice from Landlord to Tenant specifying such failure, provided, that in the case of any default referred to in this Lease which is reasonably susceptible of cure but cannot with diligence be cured within such thirty (30) Business Day period, then, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such default cannot be cured within thirty (30) Business Days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, no less frequently than monthly, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure); or

                  (ii) If any representation or warranty of Tenant set forth in this Lease or in any written certificate delivered pursuant to, or in connection with, this Lease shall prove to be incorrect in any material respect as of the time when the same shall have been made and as of the time when the incorrectness shall be discovered and if reasonably susceptible of cure shall not have been cured within thirty (30) Business Days after receipt of written notice to Tenant thereof, provided that, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such incorrectness has not been cured within such thirty (30) Business Day period, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such incorrectness may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, upon Landlord's request, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure); or

                  (iii) If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter singly a "BANKRUPTCY LAW" and collectively "BANKRUPTCY LAWS") or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property or (B) make a general assignment for the benefit of its creditors; or

                  (iv) If an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90) days after such filing, or if an order, judgment or decree by any court of competent jurisdiction approving or ordering
            (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property shall be entered and continue unstayed and in effect for ninety (90) days.

            (b) If an Event of Default shall have occurred and be continuing, Landlord shall have, in its sole discretion, the following rights:

                  (i) To terminate the Term of this Lease by written notice to
            Tenant. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on the date on which Landlord designates in such notice as completely and with the same effect as if such date were the date fixed herein for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein. In the event of Landlord's termination of this Lease, Tenant shall pay to Landlord all Basic Rent and Additional Rent to and including the date of termination.

                  (ii) If Landlord has terminated the Lease pursuant to clause
            (i) above, to (A) re-enter and repossess the Premises or any part thereof by summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom.

                  (iii) To use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; provided Landlord shall not be required to make any effort to relet the Premises except as required by applicable law. Landlord may collect and receive any rents payable by reason of such reletting. If the Premises are relet by Landlord for the account of Tenant, Tenant shall be liable to Landlord for, and shall pay to Landlord, as damages (A) all Basic Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such reletting, together with all reasonable expenses of Landlord in connection with such reletting efforts, if any (including, without limitation, all reasonable repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, and reasonable repair costs), less (B) the net proceeds, if any, of any reletting. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such damages on the dates on which Rent would be payable under this Lease in the absence of such reletting, and Landlord shall be entitled to recover the same from Tenant on each such date.

                  (iv) without thereby waiving such Event of Default, Landlord may, but shall not be obligated to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Tenant hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Landlord and upon five (5) business days' notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees to the extent actually incurred and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord upon demand.

                  (v) In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to clause (i) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as damages for Tenant's default and in lieu of all liquidated and other damages in respect of Basic Rent and Additional Rent due beyond the date of such termination, an amount equal to the sum of:

                        (I) the excess of (a) the aggregate of all Basic Rent
                  and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at an annual rate equal to the lesser of (1) the interest rate then chargeable prior to a default under the note secured by the first Mortgage less one percent (1%) or (2) the then quoted semi-annual yields (which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) (the "DISCOUNT RATE") over (b) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate, plus

                        (II) Landlord's other reasonable out-of-pocket expenses
                  incurred as a result of such Event of Default. If any applicable law shall limit the amount of damages described in this Subparagraph 19(b) to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law.

            (c) No termination of this Lease pursuant to Subparagraph 19(b)(i), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Subparagraph 19(b)(ii) or otherwise, and no reletting of the Premises or any part thereof pursuant to Subparagraph 19(b)(iii), and no payment of any amounts by Tenant under Subparagraph 19(b) or the exercise by Landlord of any of its other rights under Subparagraph 19(b) shall relieve Tenant of any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession, reletting or purchase. Nothing in this Paragraph 19 shall be deemed to waive any duty of Landlord under applicable law to mitigate damages as a result of an Event of Default.

            (d) In the event of litigation between the parties with respect to the enforcement of Landlord's remedies under this Lease, the losing party shall reimburse the prevailing party for all reasonable attorneys' fees and expenses incurred by the prevailing party with respect thereto.

      20. ADDITIONAL RIGHTS OF LANDLORD.

            (a) The rights and remedies set forth in Subparagraph 19(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree or judgment compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to

      Landlord at law or in equity.

            (b) Tenant hereby waives and surrenders (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised or for a lesser period after termination of Tenant's right of occupancy: (1) by order or judgment of any court, (2) by any legal process or writ, or (3) under the terms of this Lease or after the termination of the Term of this Lease as herein provided and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

            (c) Tenant shall promptly (upon receipt of any invoices therefor) reimburse Landlord and each Mortgagee for any reasonable costs and expenses incurred by Landlord and each such Mortgagee in connection with any consents, approvals, waivers or amendments requested by Tenant of Landlord and/or any Mortgagee or otherwise required under or in connection with this Lease.

      21. NOTICES, DEMANDS AND OTHER INSTRUMENTS.

            Any notice, demand, request, consent, approval, or other instrument ("NOTICE") which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Tenant or Landlord (as applicable) as follows:

            If to Tenant:        RadioShack Corporation
                                 300 RadioShack Circle, MS WF3-125
                                 Fort Worth, Texas 76102
                                 Attn.: Vice President - Corporate Real Estate
                                 Facsimile: (817) 415-2392

            With a copy to:      RadioShack Corporation
                                 300 RadioShack Circle, MS CF4-101
                                 Fort Worth, Texas 76102
                                 Attn.: Vice President and General Counsel
                                 Facsimile: (817) 415-6593

            If to Landlord:      Kan Am Grund Kapitalanlagegesellschaft mbH
                                 c/o WestWind Capital Partners, LP
                                 3290 Northside Parkway, Suite 675
                                 Atlanta, Georgia 30327
                                 Attn: Stephen D. McCarthy
                                       L. Clay Adams
                                       Jennifer S. Ross

                                 Facsimile: (678) 538-9959

            With a copy to:      KanAm Grund Kapitalanlagegesellschaft mbH
                                 MesseTurm
                                 60308 Frankfurt Am Main

                                 Attn:  Olivier Catusse, Director
                                 Facsimile:  011 49 69 7104 11 600

            And with a copy to:  King & Spalding, LLP
                                 191 Peachtree Street, NE
                                 Atlanta, Georgia 30303
                                 Attn: W. Clay Gibson, Esq.
                                 Facsimile: (404) 572-5148

Notices shall be sent by (i) U. S. registered or certified mail, postage prepaid, return receipt requested, (ii) reputable overnight delivery service providing proof of receipt, or (iii) hand delivery, to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices or refusal to accept delivery, or (iv) by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. Any notice actually received or deemed received pursuant to the foregoing provisions on a non-Business Day or after 5:00 p.m. (in the recipient's time zone) on a Business Day shall be deemed received on the next Business Day. Either party may by written notice to the other party given as provided hereunder change its address for service of Notice to any other recognized business address in the continental United States. Any address so designated shall include a street address for courier delivery.

      22. TRANSFER BY LANDLORD.

            Subject to the provisions of Paragraph 39, when applicable, Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein. Landlord shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such permitted transfer. In no event shall a transfer or sale of the Premises be binding upon Tenant until Tenant has received a copy of the original instrument assigning Landlord's interest in this Lease. Such instrument shall evidence the fact that such assignee or transferee has assumed full and complete liability for all future obligations and responsibilities of Landlord, which will arise under, out of and/or in connection with this Lease from and after the effective date of such assignment or transfer; provided, however, that such assignee shall not be liable for the obligations and responsibilities of Landlord arising under, out of and/or in connection with this Lease prior to the effective date of such assignment or transfer. In the event that, in compliance with this Paragraph 22, Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant's obligations under this Lease provided such assignee or transferee recognizes Tenant's rights under this Lease. Tenant shall, upon Landlord's or such transferee's written request, enter into an attornment agreement providing for such attornment.

      23. MORTGAGING BY LANDLORD.

            (a) Landlord shall be free to grant one or more mortgages, deeds of trust or like security interest in the Premises and this Lease (individually a "MORTGAGE") to one or more mortgagees, deed of trust trustees or other grantees (individually, together with each holder of any note secured thereby, a "MORTGAGEE") on the condition that either (i) this

      Lease shall be superior to the Mortgage, or (ii) if this Lease is to be subordinate to the Mortgage, Tenant receives from the Mortgagee a subordination, nondisturbance and attornment agreement (an "SNDA") substantially in the form attached hereto as EXHIBIT 23. Tenant agrees, within fifteen (15) Business Days after request by Landlord, to execute and deliver an SNDA substantially in the form attached hereto as EXHIBIT 23 and to cooperate with Landlord and any Mortgagee and consider in good faith any changes to the form of SNDA attached hereto as EXHIBIT 23 reasonably requested by such Mortgagee. Tenant agrees to attorn, at the request of any Mortgagee, to such Mortgagee or other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof. No such transfer shall be effective as to Tenant until Tenant receives written notice thereof and a certified copy of the recorded deed or other instrument evidencing such transfer. In connection with any proposed transfer, pledge or mortgage of Landlord's fee interest in the Premises or any portion of the ownership interests in Landlord, Tenant shall, within fifteen (15) Business Days after receipt of Landlord's written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that subject to the applicable provisions of Subparagraph 23(a), Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice.

            (b) Any Mortgagee which becomes an assignee of Landlord's interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor to such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms hereof (except for obligations that first arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Tenant and Landlord, by their respective executions hereof, each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Subject to the prior sentence, any transferee of Landlord's interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure sale in respect of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Landlord under any of the terms hereof, which obligation first arises prior to said transferee's or purchaser's acquisition of Landlord's interest under this Lease and shall not otherwise be liable for the defaults of any prior Landlord hereunder. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all such assignees, purchasers and transferees in and to Basic Rent and Additional Rent shall not be subject to any abatement whatsoever, or be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind by reason of any event or circumstance which occurred prior to the date upon which any such assignee, purchaser or transferee obtained title to the Premises or the Landlord's interest in this Lease. Tenant shall pay when due all reasonable fees and expenses of any Mortgagee and its attorneys which are payable by Landlord pursuant to the terms of the Mortgage and which arise by reason of any default of Tenant under this Lease or any request by Tenant for any amendment or modification of, or waiver or consent relating to, the terms of this Lease, any assignment or subletting or any action otherwise affecting the Premises.

      24. ESTOPPEL CERTIFICATES.

            (a) Tenant shall at any time and from time to time, within twenty
      (20) days following receipt by Tenant of a written request therefor from Landlord or any Mortgagee, execute, acknowledge and deliver to such requesting party executed Tenant's Certificates substantially in the forms attached hereto as EXHIBIT 24-1 and EXHIBIT 24-2, and confirming or addressing any other facts, circumstances or matters relating to the Lease that may be reasonably requested so long as such other facts, circumstances or matters do not include a waiver of any rights of Tenant. Any such certificate may be relied upon by any Mortgagee, prospective purchaser or prospective Mortgagee of the Premises or any interest in Landlord.

            (b) Landlord shall at any time and from time to time, within twenty
      (20) days following receipt by Landlord of a written request therefor from Tenant, execute, acknowledge and deliver to Tenant (or as Tenant may reasonably direct), a certificate reciting factually correct information pertaining to this Lease as reasonably requested by Tenant, including, without limitation, whether to Landlord's actual knowledge Tenant is then in default hereunder, the last dates and amounts of Rent paid hereunder and the dates of any modifications to this Lease. Such certificates may be relied upon by the parties to whom Tenant requests that they be addressed, including Tenant's lenders or a potential purchaser of Tenant.

      25. NO MERGER.

            There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

      26. SURRENDER.

            Upon the expiration of the Term or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises is to be kept under the other provisions of this Lease, including without limitation, Paragraph 10. There shall be no renewal of this Lease by operation of law. Tenant shall, at Tenant's expense, remove from the Premises prior to such termination all property not owned by Landlord, and immediately repair any damage caused by such removal. Any such Property not so removed shall, at Landlord's election, become the property of Landlord. Landlord may thereafter cause such property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all building fixtures and mechanical systems, including, but not limited to, the plumbing, electrical, heating, ventilation and air conditioning systems, shall remain on the Premises and shall become the property of Landlord.

      27. SEVERABILITY.

            Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each such remaining term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

      28. SAVINGS CLAUSE.

            No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

      29. BINDING EFFECT.

            Subject to Paragraphs 16, 22 and 23, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant. No amendment of this Lease shall be effective unless expressed in writing executed by Landlord and Tenant. Time is of the essence of this Lease.

      30. MEMORANDUM OF LEASE.

            Simultaneously with the execution and delivery hereof, Landlord and Tenant shall enter into and record, at Tenant's expense, a memorandum of this Lease in the form of EXHIBIT 30 attached hereto. Upon the expiration or earlier termination of the Term, Tenant, upon request by Landlord, shall promptly execute and deliver any documentation reasonably requested by Landlord to cancel, terminate and release such memorandum from the Real Property Records of Tarrant County, Texas and any other public records in which it has been recorded.

      31. TABLE OF CONTENTS; HEADINGS.

            The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

      32. GOVERNING LAW.

            This Lease shall be governed by and interpreted under the laws of the State of Texas.

         33.      CERTAIN DEFINITIONS.

            (a) The term "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any day on which regular U.S. mail is not delivered or banks are generally closed in the State of Texas.

            (b) The term "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, municipal or any other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority (or private entity in lieu thereof).

            (c) The term "IMPOSITION" means:

                  (i) all real estate taxes which either become due during the
            Term or accrue during the Term and all other assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term of this Lease and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof or (B) this Lease or the leasehold estate hereby created or which arise in respect of the ownership, operation, possession, occupancy or use of the Premises and which either become due during the Term or accrue during the Term;

                  (ii) all sales and use taxes be levied or assessed against, or payable by, Landlord or Tenant (including any taxes not in the nature of an income tax of Landlord that may be levied or assessed in the future on the Basic Rent and Additional Rent payable hereunder) on account of the acquisition, payment of rent or leasing or use of the Premises or any portion thereof (all taxes and other governmental charges referred to in the foregoing clauses (i) and
            (ii) being referred to collectively as "TAXES"); and

                  (iii) all charges for water, gas, light, heat, telephone,
            electricity, power, trash removal, and other utilities and communications services rendered or used on or about the Premises.

            (d) The term "LANDLORD" means the owner of the rights of the Landlord under this Lease and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, any heirs, successors and assigns. The assignor or transferor shall be relieved of all future duties and obligations under this Lease provided the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder arising from and after such assignment or transfer.

            (e) The term "LEASE" means this Lease, as amended and modified from time to time, together with any memorandum or short form of lease entered into for the purpose of recording.

            (f) The term "LEGAL REQUIREMENTS" means collectively (i) all laws, rules, regulations, ordinances or orders, in effect from time to time, of all federal, state, local, county and other Governmental Authorities having authority over the Premises, any portion thereof, the use thereof, Tenant or Landlord, including without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and (ii) any covenants, restrictions or agreements to which the Premises are subject.

      34. ASSIGNMENT OF INTANGIBLES.

            (a) Landlord hereby assigns to Tenant, without recourse, all of Landlord's right, title and interest in all intangible property used in connection with the Land and Improvements including, without limitation, all contract rights, guarantees, architectural drawings, plans and specifications, contracts, licenses, permits, registrations and warranties relating to the ownership, construction, occupancy, use or maintenance of the Land or the Improvements, or both (the "INTANGIBLE PERSONAL PROPERTY"), for use by Tenant during the Term. Such assignment shall terminate upon the expiration or earlier termination of the Term or, if earlier, upon termination of Tenant's right of possession of the Premises following the occurrence of an Event of Default.

            (b) No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may require in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to (i) such Intangible Personal Property used by Tenant in connection with the Premises as is designated by Landlord in such notice, including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Material on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord) but excluding any trade names, service marks, corporate names, or other business licenses used by Tenant in the operation of its business, which are and shall remain the property of Tenant and (ii) any economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Tenant by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority, to the extent the same may be assigned to Landlord. Subject to and without release of any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant's indemnity obligations under Paragraphs 7 and 8 of this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned Intangible Personal Property and economic development incentives in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the Intangible Personal Property and economic development incentives as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Landlord and Tenant under this Paragraph 34 shall survive the expiration or earlier termination of this Lease.

      35. REPRESENTATION AND WARRANTIES.

            To induce Landlord to enter into this Lease, Tenant makes the representations and warranties set forth in EXHIBIT 35 to this Lease.

      36. EXHIBITS.

            The Exhibits attached hereto are hereby incorporated by reference into this Lease and made a part hereof.

      37. QUIET ENJOYMENT.

            So long as an Event of Default does not exist, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject, however, to the express terms and conditions of this Lease.

      38. EASEMENTS.

            (a) Landlord shall in good faith consider the execution and delivery of, and shall use commercially reasonable efforts to cause any Mortgagee to join in and subordinate the Mortgage to, any amendments to or replacements of existing Easements (as defined in Subparagraph 10(b) above), but not the creation of additional easements, reasonably required for or beneficial to Tenant's use and operation of the Premises or the development and use of any property adjacent to the Premises owned by Tenant, or any affiliate of Tenant (the "ADJACENT PARCELS"), provided such amendment is in form and substance reasonably satisfactory to Landlord and such Mortgagee and does not (i) reduce the value of the Premises or the projected value of the Premises at the end of the Term or (ii) adversely affect the current or future use and operation of the buildings, structures, improvements and facilities located on or constituting a part of the Premises. All costs associated with respect to the relocation of any Easements including, but not limited to, the construction of improvements associated therewith, shall be borne by Tenant or the applicable owner of the Adjacent Parcel.

            (b) Prior to or contemporaneous with the execution of this Lease, Landlord and Tenant have entered into that certain Reciprocal Easement Agreement with Covenants, Conditions and Restrictions (the "REA") binding upon the Premises and the Adjacent Parcels and all present and future owners, occupants and lienholders of such parcels. Landlord and Tenant covenant and agree that each will comply with and/or enforce, as the case may require, all rights, covenants, and agreements granted in or created by the REA. Tenant, as part of Additional Rent hereunder, shall be responsible for and pay any costs and expenses incurred or payable by the owner of the Premises with respect to any obligations under the REA during the Term.

      39. RIGHT OF FIRST OFFER.

            (a) Provided that no Event of Default has occurred and is continuing and subject to the provisions of this Paragraph 39, Tenant shall have a right of first offer as described in this Paragraph 39 with respect to any sale or transfer of the Premises, or any interest therein, to any person or entity; provided, however, said right of first offer shall not apply to any Excluded Transaction as provided in Section 39(e) below. If Landlord intends to offer for sale the Premises, or any interest therein, to any party (other than in connection with an Excluded Transaction), Landlord shall deliver to Tenant a written notice (constituting an offer) stating the sales price and all other material terms for the sale of the Premises (or such interest) that Landlord would accept (the "FIRST OFFER"). Tenant shall have thirty (30) days (the "ACCEPTANCE PERIOD") from its receipt of the First Offer to accept, by written notice to Landlord, the First Offer. Landlord may not revoke the First Offer during the Acceptance Period. If Tenant accepts the First Offer for the Premises, Tenant must enter into a purchase agreement with Landlord for the purchase and sale of the Premises by the later of (i) the expiration of the Acceptance Period or (ii) fifteen (15) days after Tenant has irrevocably accepted the First Offer by written notice to Landlord as provided above. The purchase agreement for the sale of the Premises shall provide for closing on the terms set forth in the First Offer. Landlord and Tenant agree to negotiate any purchase agreement in good faith. The failure of Tenant to accept the First Offer by written notice to Landlord within the Acceptance Period as provided above shall constitute rejection by Tenant of the First Offer.

            (b) If Tenant rejects the First Offer or fails to accept the First Offer prior to the expiration of the Acceptance Period, or if an Event of Default occurs during the Acceptance Period, Landlord may, subject to the terms hereof, offer the Premises (or interest therein) for sale to third parties at a price not less than ninety-five percent (95%) of the price and on other economic terms materially no more beneficial to the third party than those contained in the First Offer; provided, however, that if Landlord desires to accept an offer from a third party (the "OFFEREE") at a price that is less than ninety-five percent (95%) of the price offered to Tenant (including in all cases debt to be assumed) in the First Offer, then Landlord shall be required to re-offer the Premises (or interest therein) to Tenant at such reduced price (the "REVISED FIRST OFFER"), in which event Tenant shall either accept or reject the Revised First Offer, by written notice to Landlord, within seven (7) days after the date of its receipt of the Revised First Offer (with the failure of Tenant to accept the Revised First Offer by written notice to Landlord within the such 7-day period being deemed to be a rejection by Tenant of the Revised First Offer). If Landlord desires to accept an offer from any Offeree for a price that is ninety-five percent (95%) or more of the price offered to Tenant in the First Offer (or a lower price if Tenant rejects any Revised First Offer), Landlord may enter into a bona fide agreement to sell, assign or otherwise transfer the Premises (or such interest therein) to the Offeree no later than two hundred seventy (270) days after the end of the Acceptance Period and may close such sale, assignment or other transfer no later than three hundred sixty-five (365) days after the end of the Acceptance Period. Absent the execution and delivery of such bona fide agreement to sell, assign or otherwise transfer within such 270-day period and closing of the sale, assignment or transfer within such 365-day period, Landlord shall be required to repeat the procedure set forth in this Paragraph 39 if it still desires to sell the Premises.

            (c) In the event that Landlord shall receive an unsolicited Bona Fide Offer (as defined below) to purchase the Premises at any time and from time to time during the Term of this Lease from any person or entity, Landlord shall so notify Tenant together with a true and correct copy of said Bona Fide Offer. For purposes hereof, a "BONA FIDE OFFER" shall be deemed to be one made in writing by a person or entity in connection with a transaction that is not an Excluded Transaction (as hereinafter defined) and which Landlord desires to accept (subject to this Subparagraph 39(c)). In submitting the Bona Fide Offer to Tenant, Landlord shall segregate the price and the terms of the offer for the Premises from the price and other terms connected with any additional property or properties that such person or entity is offering to purchase from Landlord. Tenant may, at Tenant's option and within thirty (30) days after receipt of Landlord's notice of said Bona Fide Offer and receipt of a copy thereof, agree to purchase the Premises at the price and upon the terms and conditions as are contained in said Bona Fide Offer, in which event, Landlord shall sell the Premises to Tenant, and Tenant shall purchase the Premises from Landlord, upon said terms and conditions and said price. If Tenant fails to respond to Landlord's notice of said Bona Fide Offer within said thirty (30) day time period, Tenant shall be deemed to have waived its right of first refusal contained in this Subparagraph 39(c), but only as to the transaction contemplated in the Bona Fide Offer. Notwithstanding the foregoing, the price that Tenant shall pay for the Premises shall be reduced by an amount equal to broker's fees or commissions that would have been payable by Landlord if the Premises were sold pursuant to a Bona Fide Offer, except to the extent that Landlord is otherwise obligated to pay such fees or commissions to an unaffiliated third party upon the sale of the Premises to Tenant pursuant to the provisions of this Subparagraph 39(c). Landlord shall provide Tenant evidence of the amount of broker's fees or commissions payable in connection with any such Bona Fide Offer.

            (d) Landlord covenants that it shall not convey the Premises until it has complied with the terms of this Paragraph 39; provided, however, that after the initial conveyance by Landlord to any third party in connection with a transaction that is not an Excluded Transaction in compliance with the provisions of this Paragraph 39 (whether pursuant to the provisions of Subparagraph 39(b) or (c)), the provisions of this Paragraph 39 shall be void and of no further force and effect and shall no longer apply to any subsequent transfer or sale of the Premises by the owner thereof unless any such initial conveyance occurs on or before the third (3rd) anniversary of the date hereof, in which event compliance by Landlord with the terms of this Paragraph 39 shall be required for the immediately succeeding conveyance by Landlord to any third party in connection with a transaction that is not an Excluded Transaction but not in connection with any subsequent conveyance or transaction by Landlord thereafter, and, after such immediately succeeding transaction, the provisions of this Paragraph 39 shall be void and of no further force and effect and shall no longer apply to any subsequent transfer or sale of the Premises by the owner thereof. Upon request by Landlord, in connection with any such initial conveyance or other transaction for which Tenant has or is deemed to have rejected or waived its rights pursuant to the provisions of Subparagraph 39(b) or (c) above, Tenant, within five (5) days after notice from Landlord, shall execute and deliver an instrument, in recordable form and otherwise in form and substance reasonably satisfactory to Landlord, evidencing such rejection or waiver and confirming that Tenant has no rights whatsoever with respect to such conveyance or other transaction, and in addition, if requested by Landlord, Tenant shall execute and deliver an amendment to this Lease acknowledging that the rights of Tenant in this Paragraph 39 are no longer in effect and deleting this provisions of this Paragraph 39 from this Lease. Tenant may enforce this Paragraph 39, without limitation, by injunction, specific performance or other equitable relief. The terms and conditions contained in this Paragraph 39 shall be binding upon the heirs, successors and assigns of Landlord and Tenant.

            (e) Notwithstanding anything in this Paragraph 39 to the contrary, the provisions of this Paragraph 39 shall not apply to, and Landlord shall have no obligation to comply with the provisions of this Paragraph 39 in connection with any of the following (each an "EXCLUDED TRANSACTION"): (i) any transfer or sale of the Premises, or any interest therein, in conjunction with the joint marketing or sale of the Premises with one or more other assets or properties of Landlord or any Landlord Affiliate (as hereinafter defined in Subparagraph 39(f)) if the Premises and such other assets or properties together have a total aggregate gross purchase price (without deduction for debt) in excess of an amount equal to Five Hundred Million Dollars ($500,000,000.00), as increased on each anniversary of the date of this Lease by 1.25%; (ii) any transfer, assignment, issuance or sale of any partnership or other direct or indirect beneficial ownership interest in Landlord (including in connection with the admission of additional partners or other beneficial owners) so long as the Fund (as hereinafter defined in Subparagraph 39(f)) maintains not less than a twenty percent (20%) direct or indirect beneficial ownership interest in Landlord or Landlord continues to be controlled by or is under common control with Kan Am Grund, acting for the benefit of the Fund; (iii) any transfer, assignment or conveyance of all or any portion of the Premises to a partnership, limited liability company or other entity controlled by or under common control with Landlord or Kan Am Grund (as hereinafter defined in Subparagraph 39(f)), acting for the benefit the Fund, or in which Landlord or the Fund continues to maintain not less than a twenty percent (20%) direct or indirect beneficial ownership interest; (iv) any transaction involving an acquisition, disposition, merger, "roll-up" consolidation, reorganization, recapitalization, restructuring, joint venture, partnership, limited liability company, or any other material corporate transaction involving the Fund and/or its assets, including, without limitation, any transfer of all or any portion of the assets of the Fund to a public or private market vehicle that intends to qualify as a real estate investment trust or similar entity under German or United States law; (v) the purchase, sale, redemption, transfer, assignment or other conveyance of all or any interest in the Fund or in Kan Am Grund, the sponsor of the Fund; (vi) any transaction involving a sale, disposition, assignment, transfer, consolidation, merger, reorganization, recapitalization or other restructuring of Kan Am Grund, the sponsor of the Fund, or any interest in Kan Am Grund; (vii) any transaction involving a change in the sponsorship or management of the Fund; and (viii) any sale, transfer or conveyance of Landlord's interest in the Premises in connection with the foreclosure of any Mortgage whether by judicial or non-judicial sale, or any deed or assignment in lieu of foreclosure.

            (f) As used in this Paragraph 39, the following terms shall have the meanings ascribed thereto below:

                  "KAN AM GRUND" means Kan Am Grund Kapitalanlagegesellschaft mbH, a German limited liability company and the sponsor and manager of the Fund.

                  "FUND" means Kan Am grundinvest Fonds, a German open-end real estate fund sponsored by Kan Am Grund.

                  "LANDLORD AFFILIATE" means any entity (i) that is controlled by or under common control with Landlord or Kan Am Grund, acting for the benefit of the Fund, or (ii) which not less than twenty percent (20%) direct or indirect beneficial ownership interest is owned by Landlord or the Fund.

      40. NAMING AND SIGNING RIGHTS.

            Tenant shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Premises and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Premises, as well as all rights in respect of signage for or in connection with the Premises. Landlord shall not have or acquire any right or interest with respect to any such name or names used at any time by Tenant, or any trade name, trademark, service mark or other intellectual property of any type of Tenant which are and shall remain the sole property of Tenant. Landlord shall cooperate with Tenant to effectuate Tenant's sign rights hereunder, at no cost to Tenant.

      41. BROKERS.

            Tenant has not dealt with anyone other than Eastdil Realty Company, L.L.C. ("TENANT'S BROKER") in connection with this Lease. Tenant will pay a fee to Tenant's Broker by separate agreement. Other than Tenant's Broker, Landlord and Tenant do hereby hold and save each other harmless from any loss, cost, damage or expense, including attorneys' fees due by virtue of any claim for a brokerage commission claimed or arising as a consequence of this Lease. Each of the parties hereto represents and warrants to the other that it has not caused any other broker, agent, finder, or other party to be entitled to a fee or commission by reason of this Lease except for Tenant's Broker.

      42. FORCE MAJEURE.

            Anything contained herein to the contrary notwithstanding, Landlord and/or Tenant shall be excused for the period of delay in the performance of any and all of their obligations under this Lease other than the obligation to pay any monetary amounts as same shall fall due, and shall not be considered in default when prevented from so performing by cause or causes beyond Landlord's or Tenant's reasonable control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, shortage of supplies and materials, government regulation or through act of God.

      43. EXCULPATORY CLAUSE.

            Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Premises, and any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectable only out of Landlord's interest in the Premises.

      44. LETTER OF CREDIT.

            (a) Except as hereafter provided in this Paragraph 44, Tenant shall not be required to deposit with Landlord any security deposit in connection with this Lease. Upon

Tenant's execution of this Lease, Tenant shall, at Tenant's cost and expense, deliver to Landlord (or if requested by Landlord, with any Mortgagee designated by Landlord) an unconditional, clean, irrevocable letter of credit in the amount of Five Million and No/100 Dollars ($5,000,000) (a "LETTER OF CREDIT") that (i) names Landlord (or if requested by Landlord, any Mortgagee designated by Landlord) as the beneficiary, (ii) is issued by a federally chartered bank or trust company having at least $50 billion in assets or by another financial institution acceptable to Landlord which accepts deposits, maintains accounts, has an office in one or more of the contiguous forty-eight United States of America which will negotiate a letter of credit, and whose deposits are insured by the FDIC, (iii) has an expiry date of not less than one year from the date of issuance, (iv) permits multiple or partial drawings and permits all drawings by sight drafts only, (v) is fully transferable by Landlord without the payment of any fees or charges by Landlord, (vi) contains an "evergreen provision" providing that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the remaining Term (and in no event shall the Letter of Credit expire prior to the 45th day following the expiration of the Term) unless the issuing bank sends a notice (the "NON-RENEWAL NOTICE") to Landlord by certified mail, return receipt requested, not less than thirty (30) days prior to the then expiration date of the Letter of Credit stating that the issuing bank has elected not to renew the Letter of Credit, and (vii) is issued in accordance with the most recent version of Uniform Customs and Practice for Documentary Credits and is otherwise in form and content reasonably satisfactory to Landlord. The Letter of Credit shall be held by Landlord to ensure the performance of Tenant's covenants and obligations under this Lease.

      (b) If at any time during the Term of this Lease, either (i) the senior unsecured long term credit rating of Tenant is downgraded by both Standard & Poor's Company ("S&P") and MOODY'S Investors Service ("MOODY'S") to below BBB-/Baa3 (S&P/Moody's), or (ii) only one of S&P and Moody's publishes a senior unsecured long term credit rating for Tenant, such long term credit rating of Tenant is downgraded below BBB-/Baa3 (S&P/Moody's), as the case may be, or (iii) neither S&P nor Moody's publishes a senior unsecured long term credit rating for Tenant, then at any time thereafter upon the occurrence of any Event of Default by Tenant (and the expiration of any applicable notice and cure period), Landlord may, without prejudice to any other remedy provided herein or by applicable law and without further notice to Tenant, draw upon the Letter of Credit and apply the proceeds thereof to the extent necessary to cure any arrears of Rent or other payments due to Landlord as a result of such Event of Default as provided herein, and in such event Tenant shall immediately deliver to Landlord an endorsement of the issuer of the Letter of Credit reinstating and increasing the credit for the portion thereof so used by Landlord, or an additional Letter of Credit conforming to the requirements of this paragraph, in an amount equal to the reduced portion of the original Letter of Credit so used by Landlord. Tenant shall not encumber the Letter of Credit in any manner (and Landlord shall not be bound by any purported encumbrance), nor shall Tenant's obligation to reimburse the issuer of the Letter of Credit be secured by any collateral, right of offset or otherwise constitute a secured obligation of Tenant. Tenant shall notify Landlord within five (5) Business Days after any change in the long term credit rating of Tenant by either S&P or Moody's. If either Moody's or S&P changes its system or manner of designating or classifying its senior unsecured long term credit ratings, the rating designation or classification that most closely describes or resembles the relevant ratings designation set forth in this Paragraph 44 shall be used for purposes hereof.

      (c) If the issuing bank of any Letter of Credit sends a Non-Renewal Notice and

Tenant does not deliver to Landlord a replacement Letter of Credit conforming in all respects to the requirements of this Paragraph 44 by the earlier of ten (10) days after the issuing bank sends such Non-Renewal Notice or the date two (2) Business Days prior to the expiry date of the Letter of Credit that is the subject of the Non-Renewal Notice ("ACCELERATED RENT EVENT"), then Landlord shall have the right to draw upon the Letter of Credit then held by Landlord; provided, however, any such amount paid to Landlord by the issuer of the Letter of Credit shall not exceed the sum of (A) three (3) months of Basic Rent for the immediately subsequent three (3) month period, plus (B) three (3) months of Taxes, premiums for Required Insurance, maintenance costs and other recurring items of Additional Rent, as reasonably estimated by Landlord for the immediately subsequent three (3) month period (collectively, the "ACCELERATED RENT"). If the amount paid to Landlord by the issuer of the Letter of Credit is less than the amount necessary to fully fund the Accelerated Rent to the required balance, then Tenant shall, within five (5) business days after the Accelerated Rent Event, deposit with Landlord a cash sum necessary to fully fund the Accelerated Rent to the required balance. Landlord shall have no obligation to invest the Accelerated Rent and Tenant will not receive any benefit with respect to any interest or other investment income associated therewith. During the period of time that an Accelerated Rent Event continues, Tenant shall receive a credit against monthly payments of Basic Rent equal to the quotient of the Accelerated Rent divided by the number of months remaining in the Term when the Accelerated Rent Event occurs. In the event that a replacement Letter of Credit which complies with the terms and conditions of this Paragraph 44 is provided to Landlord by Tenant, Tenant shall receive a credit against subsequent monthly payments of Basic Rent in the amount of the Basic Rent, on a dollar per dollar basis, until such time as the balance of the Accelerated Rent is fully expended; provided, however, if an Accelerated Rent Event subsequently occurs, Landlord shall have the right to draw upon the replacement Letter of Credit then held by Landlord in an amount necessary to restore the required balance of Accelerated Rent and, if the proceeds of the replacement Letter of Credit then held by Landlord are not enough to restore the required balance of the Accelerated Rent, then Tenant shall, within five (5) Business Days after the occurrence of such an Accelerated Rent Event, pay to Landlord an amount necessary to restore the Accelerated Rent to the required balance. Upon the occurrence of any Event of Default by Tenant (and the expiration of any applicable notice and cure period), Landlord may, without prejudice to any other remedy provided herein or by applicable law and without further notice to Tenant, apply the Accelerated Rent to the extent necessary to cure any arrears of Rent or other payments due to Landlord as a result of such Event of Default as provided herein, and in such event Tenant shall deposit with Landlord a cash sum in the amount of the Accelerated Rent so expended by Landlord. Any balance of the Accelerated Rent remaining upon the expiration or termination of this Lease shall be promptly refunded to Tenant provided all of Tenant's obligations under this Lease have been fulfilled.

      (d) Upon any transfer or assignment of this Lease by Landlord (including to any Mortgagee as security), Landlord shall have the right to transfer or assign the Letter of Credit or the Accelerated Rent to the transferee or assignee of the Lease, and in the event of such transfer and assignment, Tenant shall look solely to such transferee or assignee for the return of the Letter of Credit or the Accelerate Rent provided that such transferee or assignee expressly assumes the obligations of Landlord under this Paragraph 44 arising from and after the date of the transfer or assignment. Tenant shall, within ten
(10) days after request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm

Landlord's transfer or assignment of the Letter of Credit or the Accelerated Rent to such transferee or mortgagee, including (without limitation) an endorsement to or a replacement of any then existing Letter of Credit naming the transferee or assignee as the beneficiary thereof and otherwise in conformity with the provisions of this Paragraph 44.

      45. WAIVER OF LANDLORD LIENS. Landlord waives all constitutional, statutory and contractual landlords' liens against any of Tenant's personal property located at the Premises.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

                           LANDLORD:

                           KAN AM RIVERFRONT CAMPUS, LP, a Delaware limited partnership

                           By: Kan Am Riverfront Campus Corporation, a Delaware
                               corporation its general partner

                               By:/s/ L. Clay Adams, Jr.
                                  --------------------------
                                  L. Clay Adams, Jr.
                                  Vice President

                           TENANT:

                           RADIOSHACK CORPORATION, a Delaware corporation

                           By: /s/ Martin O. Moad
                               -------------------------------------
                               Martin O. Moad
                               Vice President and Treasurer

                                   EXHIBIT 1.1

                                LEGAL DESCRIPTION

BEING a tract of land situated in the Archibald Robinson Survey, Abstract Number 1289, Tarrant County, Texas and being a portion of that certain tract (tract 1) of land described by deed to RadioShack Corporation, as recorded in Document Number D205212332, Deed Records, Tarrant County, Texas, and being all of Lot 1, Block 1, RadioShack Addition, as recorded in Cabinet A, Slide 10730, Plat Records, Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

COMMENCING at a City of Fort Worth Monument found at the southeasterly corner of said Radioshack tract, being at the intersection of the northerly right-of-way line of West Belknap Street (a variable width right-of-way) and the westerly right-of-way line of North Taylor Street;

THENCE S 60(degrees)00'00"W, 10.00 feet along the northerly right-of-way line of said West Belknap Street to an X-cut set at the POINT OF BEGINNING.

THENCE S 60(degrees)00'00"W, 456.07 feet continuing along the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE N 75(degrees)00'00"W, 14.14 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set;

THENCE S 30(degrees)00'00"E, 10.00 feet to an X-cut set in the aforementioned northerly right-of-way line of said West Belknap Street;

THENCE S 60z(degrees)00'00"W, 28.00 feet along the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE N 30(degrees)00'00"W, 10.00 feet to an X-cut set;

THENCE S 15(degrees)00'00"W, 14.14 feet to an X-cut set in the aforementioned northerly right-of-way line of said West Belknap Street;

THENCE S 60(degrees)00'00"W, 11.00 feet along the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE N 30(degrees)00'00"W, 4.50 feet continuing along the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE S 60(degrees)00'00"W, 514.93 feet continuing along the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE N 30(degrees)00'00"W, 567.31 feet departing the northerly right-of-way line of said West Belknap Street to an X-cut set;

THENCE S 60(degrees)00'00"W, 46.59 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set;

THENCE N 30(degrees)00'00"W, 45.68 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set at the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 22(degrees)44'13", having a radius of 474.83 feet, the long chord of which bears N 73(degrees)36'46"E, 187.20 feet, an arc distance of 188.43 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set;

THENCE N 05(degrees)21'54"W, 426.18 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set at the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 28(degrees)57'56", having a radius of 482.00 feet, the long chord of which bears N 72(degrees)17'08"E, 241.09 feet, an arc distance of 243.67 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set at to the beginning of a compound curve to the right;

THENCE with said compound curve to the right, through a central angle of 10(degrees)58'40", having a radius of 480.00 feet, the long chord of which bears S 86(degrees)40'33"E, 91.83 feet, an arc distance of 91.97 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set to the beginning of a reverse curve to the left;

THENCE with said reverse curve to the left, through a central angle of 12(degrees)55'46", having a radius of 595.00 feet, the long chord of which bears S 87(degrees)39'05"E, 133.98 feet, an arc distance of 134.27 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set at the beginning of a reverse curve to the right;

THENCE with said reverse curve to the right, through a central angle of 05(degrees)47'30", having a radius of 2277.00 feet, the long chord of which bears N 88(degrees)46'47"E, 230.07 feet, an arc distance of 230.17 feet to a 5/8 iron rod with plastic cap stamped "Carter & Burgess" set at the beginning of a reverse curve to the left;

THENCE with said reverse curve to the left, through a central angle of 33(degrees)56'26", having a radius of 173.00 feet, the long chord of which bears N 74(degrees)42'19"E, 100.99 feet, an arc distance of 102.48 feet to an X-cut set at the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 05(degrees)34'46", having a radius of 460.00 feet, the long chord of which bears S 32(degrees)47'56"E, 44.78 feet, an arc distance of 44.79 feet to an X-cut set;

THENCE S 30(degrees)00'00"E, 596.26 feet to an X-cut set;

THENCE S 15(degrees)00'00"W, 14.14 feet to the POINT OF BEGINNING and containing
18.688 acres of land more or less.

                                    EXHIBIT 5

                                   BASIC RENT

INTERIM TERM:

                Interim Period
Period            Basic Rent
Interim         $1,174,889*

PRIMARY TERM:

Period            Annual Basic Rent                Monthly Basic Rent
------            -----------------                ------------------
Year 1               $14,098,673                       $1,174,889
Year 2               $14,274,907                       $1,189,576
Year 3               $14,453,343                       $1,204,445
Year 4               $14,634,010                       $1,219,501
Year 5               $14,816,935                       $1,234,745
Year 6               $15,002,147                       $1,250,179
Year 7               $15,189,674                       $1,265,806
Year 8               $15,379,545                       $1,281,629
Year 9               $15,571,789                       $1,297,649
Year 10              $15,766,436                       $1,313,870
Year 11              $15,963,517                       $1,330,293
Year 12              $16,163,061                       $1,346,922
Year 13              $16,365,099                       $1,363,758
Year 14              $16,569,663                       $1,380,805
Year 15              $16,776,783                       $1,398,065
Year 16              $16,986,493                       $1,415,541
Year 17              $17,198,824                       $1,433,235
Year 18              $17,413,810                       $1,451,151
Year 19              $17,631,482                       $1,469,290
Year 20              $17,851,876                       $1,487,656

EXTENDED TERM 1:

-----------
* Subject to proration on a daily basis as of the commencement date of the Lease

Period            Annual Basic Rent                Monthly Basic Rent
------            -----------------                ------------------
Year 1               $18,744,470                       $1,562,039
Year 2               $18,978,775                       $1,581,565
Year 3               $19,216,010                       $1,601,334
Year 4               $19,456,210                       $1,621,351
Year 5               $19,699,413                       $1,641,618

EXTENDED TERM 2:


Period            Annual Basic Rent                Monthly Basic Rent
------            -----------------                ------------------
Year 1               $20,684,384                       $1,723,699
Year 2               $20,942,938                       $1,745,245
Year 3               $21,204,725                       $1,767,060
Year 4               $21,469,784                       $1,789,149
Year 5               $21,738,156                       $1,811,513

EXTENDED TERM 3:

Period          Annual Basic Rent
------          -----------------
                For each year during Extended Term 3, the greater of (x) Fair
                Market Basic Rent (as defined and determined below) per annum for such Extended Term 3 or (y)

Year 1-5        $21,738,156 per annum.

EXTENDED TERM 4:

Period          Annual Basic Rent
------          -----------------
                For each year during Extended Term 4, the greater of (x) Fair
                Market Basic Rent (as defined and determined below) per annum for such Extended Term 4 or (y) the Basic Rent per annum payable during last year of

Year 1-5        Extended Term 3.

The following provisions shall govern the determination of the Fair Market Basic Rent during any applicable Extended Term:

      (a) The term "FAIR MARKET BASIC RENT" as used herein shall mean the annual Basic Rent (projected to the date of the commencement of, and payable throughout the applicable Extended Term, without any periodic escalation) that Tenant would expect to pay and Landlord would expect to receive under triple net leases similar to this Lease for campus corporate headquarters of comparable size and quality, and on other terms and conditions comparable to this Lease, constituting premises similar to the Premises in comparable real estate markets as the market in which the Premises are located and having tenants with credit status comparable to Tenant's then credit status, adjusted to fairly reflect the square footage of the Buildings and the size and quality of the Improvements of the Premises compared to comparable premises.

      (b) Within thirty (30) days of Landlord's receipt of Tenant's Extension Notice, Landlord shall deliver to Tenant a proposal containing Landlord's good faith determination of the Fair Market Basic Rent for the Premises for the applicable Extended Term. Within fifteen (15) days after Tenant's receipt of Landlord's determination of the Fair Market Basic Rent, Tenant shall notify Landlord, in writing, whether Tenant accepts or rejects the Fair Market Basic Rent determined by Landlord. The failure of Tenant to so notify Landlord of such acceptance or rejection shall be deemed an acceptance by Tenant of Landlord's determination of the Fair Market Basic Rent. If Tenant rejects the Fair Market Basic Rent as determined by Landlord, Tenant shall specify in its rejection notice Tenant's good faith determination of the Fair Market Basic Rent for the applicable Extended Term, together with its selection of a real estate appraiser, who shall act on Tenant's behalf in determining the Fair Market Basic Rent if Landlord and Tenant cannot agree upon the Fair Market Basic Rent within the ensuing thirty (30) day period. For thirty (30) days after Landlord's receipt of Tenant's determination of the Fair Market Basic Rent, Landlord and Tenant shall negotiate in good faith (neither party acting arbitrarily or capriciously) in an effort to reach agreement as to such Fair Market Basic Rent.

      (c) If at the end of such thirty (30) day negotiation period, Landlord and Tenant have not agreed on the amount of the Fair Market Basic Rent, Landlord, within fifteen (15) days after the end of such thirty (30) day period, shall designate, by written notice to Tenant, a real estate appraiser who shall act on Landlord's behalf in the determination of the Fair Market Basic Rent. Within thirty (30) days after the selection of Landlord's appraiser, the two appraisers thus designated by Landlord and Tenant shall render a joint written determination of the amount Fair Market Basic Rent, which if agreed upon by the two appraisers shall be the Fair Market Basic Rent hereunder. If the two appraisers are unable to agree upon a joint written determination within such thirty (30) day period, each appraiser shall render his or her own written determination and the two appraisers shall select a third appraiser within such thirty (30) day period. If the two appraisers are unable to agree on the third appraiser within such thirty (30) day period, then within five (5) days thereafter, either Landlord or Tenant shall apply to the District Vice President or comparable executive officer of the Dallas, Texas office of the American Arbitration Association for the selection of a third appraiser, which third appraiser shall be appointed within fifteen (15) days after such application. All appraisers selected in accordance herewith as Landlord's appraisers, Tenant's appraiser or such third appraiser, as the case may be, shall be independent third party appraisers that are unaffiliated with either Landlord or Tenant or each other and have at least ten (10) years prior experience in the metropolitan Dallas/Ft. Worth commercial office leasing market and shall be members of one or more of the National Association of Industrial and Office Properties, the American Institute of Real Estate Appraisers or similar professional organizations. Landlord shall bear the fees and expenses of its appraiser; Tenant shall bear the fees and expenses of its appraiser; and Landlord and Tenant shall share equally the fees and expenses of the third appraiser, if any.

      (d) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall agree upon the Fair Market Basic Rent. If a majority of the appraisers are unable to agree within the stipulated time, then each appraiser shall render his separate appraisal within such time, and the three appraisals shall be averaged in order to establish the Fair Market Basic Rent; provided, however, if either the low appraisal or the high appraisal or both are more than ten percent (10%) lower or higher than the middle appraisal such lower or higher appraisal or appraisals shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such Fair Market Basic Rent. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish such Fair Market Basic Rent.

      (e) If the Fair Market Basic Rent has not been determined as provided in prior to the commencement of the applicable Extended Term, Tenant shall pay the then current Basic Rent for such prior Extended Term until such time as the Fair Market Basic Rent shall have been established for the current Extended Term, provided that such interim rental payments shall be adjusted by the parties, by applicable cash payments from one party to another, to correct any underpayment or overpayment within ten (10) days of the date on which the Fair Market Basic Rent shall have been determined.

                                    EXHIBIT 9

                              PERMITTED EXCEPTIONS

The following items are the "PERMITTED EXCEPTIONS":

                             Permitted Encumbrances

1. Easement granted by The Housing Authority of the City of Fort Worth to City of Fort Worth, filed 08/29/1984, recorded in Volume 7936, Page 942, Deed Records of Tarrant County, Texas, and as shown on survey to James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

2. Easement granted by Texas Electric Service Company to City of Fort Worth, filed 09/10/1967, recorded in Volume 3725, Page 204, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

3. Easement granted by Texas Electric Service Company to Tarrant County Water Control and Improvement District Number One, filed 01/26/1954, recorded in Volume 2664, Page 45, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

4. Easement granted by Tandy Corporation to City of Fort Worth, filed 08/31/1985, recorded in Volume 12084, Page 2291, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

5. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047335, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

6. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047336, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

7. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047337, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

8.    Easement granted by Fort Worth Local Development Corporation to City of
      Fort

      Worth, filed 02/12/2004, cc# D204047338, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

9. Easement granted by Fort Worth Local Development Corporation to Southwestern Bell Telephone, L.P., filed 05/06/2005, cc# D205129686, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

10. Easements and other matters shown on the Replat filed December 16, 2005, recorded in Cabinet A, Slide 10730, Plat Records of Tarrant County, Texas.

11. Rights of tenants, as tenants only, under the following unrecorded leases or rental agreements:

      (a) Lease between Grantor, as Tenant, and Grantee, as Landlord, dated on or about the date hereof.

      (b) Sublease Agreement by and between Grantor, as Sublessor, and EECU, as Subtenant, dated to be effective as of the date hereof.

      (c) Lease Agreement by and between Radioshack Corporation, as Lessor, and Circle R Media, LLC, as Lessee, dated December 21, 2003.

12. Rights of third parties, if any, to the water valves, water meters, fire hydrants, irrigation control valves, electric manholes, transformer pads, electric boxes, sanitary sewer manholes, sanitary sewer clean outs, gas manholes, gas meters, gas risers, telephone manholes, round and square drain inlets, located along southerly, westerly, northerly and easterly property lines and over central areas of subject lot and adjacent to multi-story office buildings located on subject lot, diesel pumps in most westerly property corner; as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

13. Underground electric supply facilities easement granted by Fort Worth Local Development Corporation to Oncor Electric Delivery Company, dated 01/09/2002, filed 11/18/2005, cc: D205347023, Office Public Records of
      Tarrant County, Texas; as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005

14. 10' sidewalk easement along southerly line and along easterly line; 20' gas easement along southerly line and along easterly line; 10' gas easement in southwesterly property corner; variable width electric easement in most westerly property corner; 10' electric easement along southerly and easterly property lines; variable width electric easement over northeasterly property corner; variable width private access easement along northerly property line and extending southerly into subject property from a point on the northerly line; variable width private access easement extending northerly from a point in the southerly property line (called RadioShack Circle) all as shown on the Replat filed December 16, 2005, recorded in Cabinet A, Slide 10730, Plat Records of Tarrant

      County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

15. Easement for Public Access granted by RadioShack Corporation to the City of Fort Worth, dated 12/16/05, recorded under cc# D205375602, Official Public Records of Tarrant County, Texas and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised December 16, 2005.

16. Restrictive Covenants described in Reciprocal Easement Agreement with Covenants, Conditions and Restrictions, dated and filed on or about the date hereof in the Official Public Records of Tarrant County, Texas.

                                   EXHIBIT 23

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT made as of the ____ day of ______________, 20__, by and between
__________________________________, a(n)________________________________
("MORTGAGEE"), __________________________, a(n) __________________ ("LANDLORD")
and RADIOSHACK CORPORATION, a Delaware corporation ("TENANT");

                                 R E C I T A L S

      A. Mortgagee is the holder of a Note in the original principal amount of $_________________________, secured by a Mortgage or Deed of Trust ("MORTGAGE") dated __________________, 20__, recorded on __________________, 20__, in Volume
_____, Page _____, in the Real Property Records of Tarrant County, Texas, covering the property legally described on Exhibit "A" attached hereto and made a part hereof.

      B. By Lease dated ___________________, 2005, ("LEASE"), recorded by
Memorandum of Lease of even date, on ___________________, 2005, in Volume _____, Page _____, in the Real Property Records of Tarrant County, Texas, Landlord, as landlord, leased to Tenant, as tenant, that certain real property legally described on Exhibit "A" ("LEASED PREMISES").

      C. Mortgagee, Tenant and Landlord desire to confirm their understanding with respect to the Lease and the Mortgage.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties agree as follows:

      1. Subject to the covenants, terms and conditions of this Agreement, the lien of the Lease is hereby subordinated to the lien of the Mortgage. If there shall be a conflict between the terms of the Lease and the terms of the Mortgage, the terms of the Lease shall prevail.

      2. In the event Mortgagee or any other party (collectively "SUCCESSOR LANDLORD") acquires title or right of possession of the Leased Premises under the Mortgage through foreclosure, or otherwise, the Lease shall remain in full force and effect and Tenant shall continue occupancy of the Leased Premises in accordance with the terms and provisions of the Lease. In such event, during the period that it holds title to or possession of the Leased Premises, Successor Landlord shall be in all respects bound by the Lease as Landlord and by all of Tenant's rights thereunder. Successor Landlord's remedies pursuant to the Lease will be in full force and effect once Successor Landlord succeeds to the interest of Landlord under the Lease and once Successor Landlord is bound by all of the terms and conditions of the Lease.

      3. So long as Successor Landlord shall be bound by the terms and conditions of the Lease, Tenant shall attorn to Successor Landlord when Successor Landlord is in possession of the Leased Premises, whether such possession is pursuant to Mortgagee's rights under the Mortgage (which such attornment shall be effective and self operative without the execution of any further instrument on the part of any of the parties hereto), or otherwise, and will continue occupancy of the Leased Premises under the same terms and conditions of the Lease.

      4. Mortgagee shall not include Tenant in any foreclosure proceeding involving the Leased Premises, unless required by applicable state law for Mortgagee to accomplish the foreclosure and then not to interfere with or diminish Tenant's rights under the Lease or disturb Tenant's possession.

      5. In the event that Successor Landlord succeeds to the interest of Landlord under the Lease, Successor Landlord shall not be:

      (a) Liable for any act or omission of any prior landlord (including Landlord) or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except for any defaults or remedies of which Tenant has notified Mortgagee prior to Successor Landlord becoming bound by the Lease in accordance with paragraph 2. Successor Landlord will not be held liable for any consequential damages for defaults of any prior Landlord; or

      (b) Bound by any payment of any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

      (c) Bound by any amendment or modification of the Lease made hereafter without Mortgagee's written consent.

      6. Tenant hereby agrees that upon receipt of written notice from Mortgagee of a default by Landlord under the Mortgage, all checks for rent and other sums payable by Tenant under the Lease to Landlord shall, from the date of Tenant's receipt of such written notice, be delivered to and drawn to the exclusive order of Mortgagee until Mortgagee or a court of competent jurisdiction shall direct otherwise. Such an assignment of rent shall not relieve Landlord of any of its obligations under the Lease and shall not modify or diminish any rights granted to Tenant by the Lease or this Agreement. Landlord hereby consents and agrees to the provisions of this paragraph and hereby authorizes Tenant to direct all rental and other payments under the Lease as provided by this paragraph. Landlord hereby relieves Tenant from any liability by reason of Tenant's payment of any sums under the Lease as required by this paragraph. Tenant shall have no obligation to verify the existence of any such default stated in the notice from Mortgagee under this paragraph.

      7. In the event Successor Landlord acquires title or right of possession of the Leased Premises, Tenant acknowledges and agrees that the liability of such Successor Landlord under the Lease shall be limited to its interest in the property described on Exhibit "A" and the rents, income and profits therefrom. Notwithstanding anything herein to the contrary, Tenant shall have all of its equitable remedies against Successor Landlord. Nothing contained herein shall otherwise limit Tenant's rights or remedies as provided in the Lease.

      8. All notices under this Agreement shall be deemed to have been duly given if made in writing and sent by United States certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, and addressed as follows:

      If to Mortgagee: ___________________________
                       ___________________________
                       ___________________________
                       ___________________________

      If to Tenant:    RadioShack Corporation
                       300 RadioShack Circle, MS WF3-125
                       Fort Worth, Texas 76102
                       Attn.: Vice President - Corporate Real Estate

      With a copy to:  RadioShack Corporation
                       300 RadioShack Circle, MS CF4-101
                       Fort Worth, Texas 76102
                       Attn.: General Counsel

      If to Landlord:  ___________________________
                       ___________________________
                       ___________________________
                       ___________________________

provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

      9. Tenant agrees that the right of first refusal shall not apply to Successor Landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal shall apply to subsequent purchasers of the Leased Premises. It is the express intention of Landlord and Tenant that the acquisition by either party of the right, title, interest and estate of the other party in and to the Leased Premises shall not result in termination or cancellation of the Lease by operation of the principle of merger of estates or otherwise, notwithstanding any applicable law to the contrary.

      10. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

      11. This Agreement shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the land.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                           (SIGNATURE PAGE TO FOLLOW)

RADIOSHACK CORPORATION,                    MORTGAGEE (Enter name here)
a Delaware corporation

By:_____________________________           By:_____________________________
Name:___________________________           Name:___________________________
Its:____________________________           Its:____________________________

LANDLORD (Enter name here)

By:_____________________________
Name:___________________________
Its:____________________________

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of ________________, 20___, by ________________, _____________________ of
RadioShack Corporation, a Delaware corporation, on behalf of said corporation.

                                                 ______________________________
                                                 Notary Public, State of Texas

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF _______________       Section

COUNTY OF _____________        Section

      This instrument was acknowledged before me on the ___ day of ________________, 20___, by ________________, _____________________ of
________________________, a(n) ___________________, on behalf of said
_______________________.
                                             _________________________________
                                             Notary Public, State of _________

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF _______________       Section

COUNTY OF _____________        Section

      This instrument was acknowledged before me on the ___ day of ________________, 20___, by ________________, _____________________ of
________________________, a(n) ___________________, on behalf of said
_______________________.

                                             __________________________________
                                             Notary Public, State of ________

[SEAL]

AFTER RECORDING RETURN TO:

RadioShack Corporation
300 RadioShack Circle, MS CF4-101
Fort Worth, Texas 76102
Attn.:  General Counsel

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                  EXHIBIT 24-1

                              ESTOPPEL CERTIFICATE

            The undersigned, RadioShack Corporation (the "TENANT"), a Delaware corporation, is the tenant under a lease (the "LEASE") dated ___________, ________________, between the Tenant and ______________________, as the landlord
(the "LANDLORD"), of certain real property located in the County of Tarrant in the State of Texas commonly known as 300 RadioShack Circle, Fort Worth, Texas 76102 legally described on attached EXHIBIT A (the "PREMISES"). With the understanding that _____________________ ____________________, ("LENDER") a(n)
___________ corporation, will rely upon the covenants, representations and statements made herein in making a mortgage loan of $_________________, more or less (the "LOAN") to Landlord evidenced by [A PROMISSORY NOTE] (the "NOTE") in the aggregate principal amount of the Loan, executed by Landlord in favor of Lender and secured by a [MORTGAGE AND SECURITY AGREEMENT] (the "DEED OF TRUST") creating a first lien on the Premises and Landlord's interest in the Lease and by an [ASSIGNMENT OF LEASES AND RENTS] (the "ASSIGNMENT OF LEASES AND RENTS") creating a direct and absolute assignment to Lender of all of Landlord's rights, title and interest as Landlord in and to the Lease and all rent due thereunder, will rely upon the covenants, representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord's interest in the Lease [OR PURCHASING OWNERSHIP INTERESTS IN LANDLORD], Tenant hereby covenants, represents and warrants as follows (terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Lease):

            1. The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord's interest in the Lease, except as described above in favor of Lender.

            2. The construction of the Improvements has been completed. The Improvements comply with all Legal Requirements in all material respects.

            3. Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            4. All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.

            5. Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [IF NONE, STATE "NONE"] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

            6. The term of the Lease commenced on _________________, ________________, and continues through __________________ unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. The Tenant is obligated to pay rent in monthly installments in an amount not less than $______________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than ten (10) days before it comes due.

            7. To the best of Tenant's knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in EXHIBIT 35 to the Lease are true and correct as of the date hereof. No offset exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            8. Beginning with the payment of Basic Rent due _______, the Tenant agrees to pay to Lender all rentals and any other sums due Landlord whatsoever under the Lease without offset, counterclaim, deduction, defense, abatement, deferment or diminution for any reason, on or before such date such payments are due to the Landlord under the Lease and Tenant, will not, for any reason whatsoever, seek to recover from Lender any monies paid to the Lender by virtue of the Lease.

            9. Beginning with the payment of Basic Rent due ______________, Tenant hereby acknowledges and agrees to comply with Landlord's authorization and direction to Tenant to make all payments due under the Lease directly to Lender until otherwise advised in writing by Lender by wire transfer of immediately available funds to _______________ _____________________________, for credit to ______________________________________ ____________, Account No.
_________ Re: Loan No. __________, with reference to the Landlord.

            10. Tenant agrees to deliver to Lender duplicate original copies of all notices, offers, undertakings, demands, statements, financial reports, documents or other communications which it delivers to Landlord pursuant to the Lease.

            11. Without the prior written consent of the Lender, Tenant agrees not to enter into any agreement subordinating, terminating, amending or modifying the Lease, so long as the Loan has not been repaid in full. Any such attempted subordination, modification, amendment or termination shall be void. In the event that the Lease shall be amended, modified or supplemented with the Lender's prior written consent, the Lease as so amended, modified or supplemented shall continue to be subject to the provisions of this Certificate.

            12. This Certificate may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Certificate shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns, and to no other person or entities. The representations, warranties and agreements made herein shall survive the closing of the Loan between the Lender and Landlord.

            13. Tenant agrees that it shall, pursuant to Paragraph 23 of the Lease and any Subordination, Non-Disturbance and Attornment Agreement between Tenant and Lender, attorn to and recognize Lender as the Landlord under the Lease, should Lender become the Landlord under the Lease.

            14. In the event title to the Premises, or any part thereof, is acquired by or becomes vested in the Tenant, whether pursuant to the Lease or otherwise, there shall be no merger of estates and the Lease shall not terminate or be affected thereby unless and until the Mortgage has been released.

            15. For so long as the Loan is outstanding, Lender or its designee may upon reasonable notice (and, at the option of Tenant, accompanied by a representative of Tenant) enter upon the Premises during regular business hours to visit or inspect the Premises applicable to the Premises or the Lease at such reasonable times as Lender or its designee may request.

            16. The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any Legal Requirement or result in any default in the terms of any agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant's property.

            17. The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and general principles of equity.

            18. The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant's performance of the Lease.

            19. As between Landlord and Tenant, the execution and delivery of this Certificate shall in no way expand the rights or obligations of the Landlord and Tenant arising under the Lease.

            20. This Certificate and the agreements, representations and warranties made herein shall be governed by the laws of Texas.

            IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of _____________, ________________.

                                 TENANT:

                                 RadioShack Corporation

                                 By____________________________________________
                                 Name__________________________________________
                                 Its___________________________________________

                                  EXHIBIT 24-2

                              ESTOPPEL CERTIFICATE

            The undersigned, RadioShack Corporation, ("TENANT") is the tenant under a lease (the "LEASE") dated ___________, ________________ between Tenant and _______________________________, a ___________________________, as the
landlord ("LANDLORD") of certain real property located in the County of Tarrant in the State of Texas as described on attached EXHIBIT A (the "PREMISES"). With the understanding that __________________ ("PURCHASER") will rely upon the representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord 's interest in the Lease [OR PURCHASING THE OWNERSHIP INTERESTS IN LANDLORD], Tenant hereby represents and warrants as follows (terms used herein without definition shall have the meaning ascribed to them in the Lease):

            1. The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord's interest in the Lease except the assignment by Landlord pursuant to [REFERENCE MORTGAGE AND/OR ASSIGNMENT OF LEASES AND RENTS].

            2. The construction of the Improvements has been completed. The Improvements Comply with all Legal Requirements in all material respects.

            3. Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            4. All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.

            5. Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [IF NONE, STATE "NONE"] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

            6. The term of the Lease commenced on ________________________ and continues through __________________ unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. The Tenant is obligated to pay rent in monthly installments in an amount not less than $______________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than ten (10) days before it comes due.

            7. To the best of Tenant's knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in EXHIBIT 35 to the Lease are true and correct as of the date hereof.

            8. The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any Legal Requirement or result in any default in the terms of any agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant's property.

            9. The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally incurred.

            10. The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant's performance of the Lease.

            11. This Certificate and the representations and warranties made herein shall be governed by the laws of Texas.

            12. Tenant has been authorized and directed to make all payments due under the Lease directly to the first Mortgagee until otherwise advised in writing by said first Mortgagee, at _________________________________________
for credit to ___________________________ Re: Loan No. _______________.

            IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of _____________, _____.

                                     TENANT:

                                     RadioShack Corporation

                                     By________________________________________
                                     Name______________________________________
                                     Its_______________________________________

                                   EXHIBIT 30

                           Form of Memorandum of Lease

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE, made as of the ____ day of __________, 2005, between ______________________________________________ ("LANDLORD") having an address at ______________________________, and RadioShack Corporation ("TENANT"), a Delaware corporation, having an address at 300 RadioShack Circle, MS _____, Fort Worth, Texas 76102.

1. Lease. Landlord has demised and let to Tenant pursuant to the terms and conditions of a Lease dated as of the date hereof (the "LEASE"), the terms and conditions of which are incorporated herein as though set forth in full, certain real property located in the City of Fort Worth, County of Tarrant, State of Texas, described in Exhibit "A" attached hereto together with all of the improvements located thereon (the "LEASED PREMISES").

2. Original Term. Under the terms of the Lease, Tenant may have and hold the Leased Premises, together with the tenements, hereditaments, appurtenances and easements thereunto belonging, at the rental and upon the terms and conditions therein stated, for an original term (the "TERM") commencing as of _______________ and ending on __________, 20__.

3. Extended Term(s); Etc. Under the terms of the Lease, the Term may be extended by Tenant for four (4) separate and additional periods of five
      (5) years each after the expiration of the then Term (each such additional 5-year period is hereinafter referred to as an "EXTENDED TERM"). Each Extended Term shall be subject to all the terms and conditions of the Lease as if the Term originally included the Extended Term (except that Tenant shall not have the right to any additional Extended Terms beyond such four (4) additional periods). The Lease also contains a right of first refusal relating to certain sales of the Property by Landlord.

4. Purpose and Intention. This Memorandum of Lease is executed for the purpose of recordation in order to give notice of the Lease and is not intended, and shall not be construed, to define, limit or modify the Lease. The leasehold estate created and conveyed hereby with respect to the Leased Premises is intended to be one and the same estate as was created with respect to the Leased Premises by the Lease and is further intended to be governed in all respects solely by the Lease and all of the provisions thereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

                                 LANDLORD:

                                 ________________________________________
                                 a _____________________

                                 By: _____________________________________
                                   Its: __________________________________

                                 TENANT:

                                 Radioshack Corporation, a Delaware corporation

                                 By: _____________________________________
                                   Its: __________________________________

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of ________________, 2005, by ________________, _____________________ of
________________________, a(n) ___________________.

                                                 ______________________________
                                                 Notary Public, State of Texas

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of_____________, 2005, by ________________, _____________________ of RadioShack Corporation, a
Delaware corporation, on behalf of said corporation.

                                                 _______________________________
                                                 Notary Public, State of Texas

[SEAL]

                                   EXHIBIT 35

                      TENANT REPRESENTATIONS AND WARRANTIES

      Tenant represents and warrants to Landlord that the following are true and correct as of the date hereof:

      (a) Tenant is a corporation duly organized, validly existing and in good standing in the State of Delaware. Tenant has the corporate power and authority to conduct its business as now conducted, to lease the Premises and to enter into and perform its obligations under this Lease. Tenant is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

      (b) This Lease has been duly authorized by all necessary corporate action on the part of Tenant and has been duly executed and delivered by Tenant, and the execution, delivery and performance thereof by Tenant will not (i) require any approval of the stockholders of Tenant or any approval or consent of any trustee or holder of any indebtedness or obligation of Tenant, other than such consents and approvals as have been obtained, (ii) contravene any applicable Legal Requirements binding on Tenant, or (iii) contravene or result in any breach of or constitute any default under Tenant's charter or by-laws or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Tenant is a party or by which Tenant is bound.

      (c) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors' rights in general.

      (d) No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Tenant, and Tenant has not made a general assignment for the benefit of creditors.

      (e) To Tenant's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or Governmental Authority against or affecting Tenant with respect to the Premises that, if determined adversely to such Tenant or the Premises, would materially and adversely affect the market value of the Premises.

      (f) All water, sewer, gas, electric, telephone, cable, drainage facilities, and other utilities required by applicable Legal Requirements or by the use and operation of the Premises are installed to the property lines of the Land, are connected to the Improvements pursuant to valid permits, are adequate to service the Premises for its current use and so as to comply with applicable Legal Requirements, are in good working order and repair, and enter and exit the Land, as the case may be, directly through either (A) public rights-of-ways, (B) valid and recorded easements for the benefit of the Land, (C) easements established by a plat fully and finally platted in accordance with the applicable ordinances, rules, regulations, requirements and procedures of the City of Fort Worth and/or other Governmental Authorities or (D) the REA; all driveways, roads, sidewalks and other vehicular and pedestrian passageways located on the Premises comply with all applicable Legal requirements and enter and exit the Land, as the case may be, through one of the means described in the foregoing (A)-(D); and all other easements and rights necessary for the continued operation, maintenance, use and occupancy of the Premises (such as, without limitation, slope, support, foundation, drainage and encroachment easements) have been or will be validly created for the benefit of the Premises pursuant to the easements referred to in the foregoing (B)-(D).